Exhibit 10.2

Technology Investment Agreement

between

The United States Of America

USAF/AFMC

AFRL WRIGHT RESEARCH SITE
2130 EIGHTH STREET BUILDING 45

WRIGHT-PATTERSON AFB OH 45433-7541

and

PERPETUA RESOURCES IDAHO INC 405 S 8TH ST

STE 201

BOISE ID 83702-7100

(208) 901-3060

CAGE: 9AXR4

Concerning

Defense Production Act Title III Program, Antimony Trisulfide Production Capability for Defense Energetic

Materials

Agreement No.:FA8650-23-2-5522

Total Amount of the Agreement:$24,800,000.00

Government share:$24,800,000.00

Recipient share:$0.00

Authority:10 U.S.C 4001 & Title III DPA 1950

Effective Date:16 DEC 2022

Catalog of Federal Domestic Assistance number:12.777

Notice:

For Perpetua Resources	For the United States of America

//signed//	//signed//
Name: LAUREL SAYER	WHITNEY L. FOXBOWER
Title: President and CEO	Agreements Officer

Distribution A. Approved for Public Release AFRL-2023-1298 Date 16 Mar 2023

[***] CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(b)(10) BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ATTACHMENTS	PGS	DATE	TITLE
ATTACHMENT 1A	3	12 DEC 2022	NTE NOTIFICATION
ATTACHMENT 1B	43	12 DEC 2022	AGREEMENT ARTICLES
ATTACHMENT 2	1	12 DEC 2022	TIA DEFINITIZATION NOTICE
ATTACHMENT 3	6	16 DEC 2022	STATEMENT OF OBJECTIVE
ATTACHMENT 4	4	12 DEC 2022	STRATEGIC BUSINESS PLAN OUTLINE
ATTACHMENT 5	1	12 DEC 2022	FUNDS AND MANHOUR EXPENDITURE REPORT
ATTACHMENT 6	3	12 DEC 2022	MARKETING PLAN OUTLINE
ATTACHMENT 7	1	12 DEC 2022	PROPERTY CONTROL
ATTACHMENT 8	1	12 DEC 2022	COST SHARING SUMMARY AND SCHEDULE - IF NEEDED

Attachment 1A

1.	The purpose of this action is to issue a Not-To-Exceed Authority for the Defense Production Act (DPA) Title III Program entitled: “Securing the Only Domestic Antimony Trisulfide Production Capability for Defense Energetic Materials”.
2.	Under the authority of Title III of the DPA of 1950 and as amended, the Air Force has the objective of sustaining the domestic production of antimony trisulfide capability for defense energetic materials.
3.	This undefinitized Technology Investment Agreement (TIA) hereby provides authorization to proceed immediately with the proposed effort, IAW DPA Funding Opportunity Announcement (FOA) (FA8650-19-S-5010), white paper entitled “Securing the only domestic antimony trisulfide production capability for defense energetic materials” dated 1 November 2022 and attached SOO, at a NTE cost of $24,800,000.00.
4.	The anticipated period of performance, to be negotiated and definitized, for this effort is 27 months, including 24 months for the technical effort and 3 months for delivery of the Final Report.
5.	This effort will support all environmental baseline data monitoring, along with environmental and technical studies that support advancing ancillary permitting efforts, which is critical to national defense and the industrial base, and is of utmost urgency.
6.	The Air Force intends to definitize this NTE TIA via a modification to this Technology Investment Agreement in accordance with the following schedule:
a.	Date for submission of the qualifying proposal: 27 Jan 2023
b.	Date for the start of negotiations: 9 Feb 2023
c.	Target date for definitization: 16 April 2023
7.	Please see Attachment 2, Technology Investment Agreement Definitization. Execution of this undefinitized Technology Investment Agreement NTE certifies and incorporates agreement of this attachment.
8.	Limitation of Government Liability: $18,600,000.00, 75% of the NTE amount, is the amount available to cover requirements prior to definitization. The Recipient shall not incur costs/expend funds (exclusive of recipient cost-share contribution) in excess of this amount without prior written direction by the Government Agreements Officer, identified below. In addition, the Recipient must notify the Agreements Officer when your expenditures reach 75% of this amount prior to definitization. If all funds are expended prior to the end of the term, the parties have no obligation to continue and may elect to cease performance at that point. Only the Agreements Officer has the authority to provide direction.

1

Attachment 1A

9.	While the Recipient may not exceed the total allotted funding amount of $18,600,000.00 prior to award of a definitive agreement, the amount of the definitive agreement will be negotiated since the initial NTE will be based on a Rough Order of Magnitude (ROM); the NTE may only be negotiated downward.
10.	The qualifying proposal for the subject effort, due no later than 27 Jan 2023, should follow the requirement of the DPA FOA referenced above, including, but not limited to, the following:
a.	Proposals must reference the announcement number FA8650-19-S-5010; the relevant Topic Area - Sustainment of Critical Production; the title of this effort and this Technology Investment Agreement number.
b.	Domestic Source Requirement: The proposal must provide proof of meeting the Domestic Source requirement IAW DPA Law.
c.	*Technical Proposal: The technical proposal shall include, as a minimum, 1) Cover Page, 2) Table of Contents, 3) proposed technical approach, to include background / scope / project objectives, and technical discussion, and 4) a project Master Schedule highlighting all significant activities and major project milestones.
d.	*Cost Proposal: The cost proposal volume shall identify any company cost share and list any proposed equipment to be procured. Please provide justification if you do not propose a cost share. The technical and cost proposals, project Master Schedule and Statement of Work shall all be presented in a Work Breakdown Structure (WBS) format. Additionally, please provide a Microsoft Excel spreadsheet containing your cost breakdown as part of your electronic submittal.

*Please follow proposal formats cited in the FOA, Section IV, Open FOA (Two-Step Process), Paragraph 6 Open FOA Proposal (Step Two) Content and Form, with the exception of Paragraph d Proposal Submission. Please electronically submit the technical and cost proposal to the DoD Safe at https://safe.apps.mil/. In order to do so, you must email the Agreements Officer and include the Agreements Negotiator below with a request to invite:

Agreements Officer	Agreements Negotiator
Mrs. Whitney Foxbower,	Mr. Aaron Pitts,
AFRL/RXKMT	AFRL/RXKMT
[***]	[***]

One of the above POC's will in turn send the DoD Safe invite via email for you to submit the electronic proposal.

2

Attachment 1A

The proposal will be evaluated IAW FOA Section V., Open FOA (Step Two) Proposal Review Information, to ensure it meets the DPA Title III Program requirements. Cost will be evaluated IAW V.1.i (5) Cost/Price. The proposal will be categorized and selected IAW FOA Section VI Open FOA (Step Two) Proposal Selection Information. Please note, your proposal will be reviewed by non-government personnel functioning as technical advisors to the Government Program Manager. These advisors, who are the same contractors identified in the FOA, will review the proposal submitted in response to this request; however, they will not be directly involved with any decision making relative to this project. Non-governmental personnel currently maintain nondisclosure agreements with the government prohibiting them from disclosing any submittal information.

11.	While the Air Force has set aside and budgeted funds for this effort, the issuance of this undefinitized Technology Investment Agreement is not to be construed to mean that award of a definitized agreement is assured, as final availability of funds and successful negotiations are prerequisites to any award.
12.	Review all attachments, including the draft articles, in preparation for negotiations and definitization. However, be advised that the document awarded may include articles in addition to those attached and articles may be deleted or modified depending on the requirements of this program. Any additions or deletions will be discussed prior to award of the document. In the interest of streamlining and in order to be in position to award within the definitization schedule, it is imperative that you review the sample articles and provide any exception to terms and conditions.

3

Attachment 1B

PART 1 ADMINISTRATIVE INFORMATION
1.000	AUTHORITY
1.001	ORDER OF PRECEDENCE
1.002	ADMINISTRATIVE RESPONSIBILITIES
1.003	DELEGATION OF ADMINISTRATIVE DUTIES

PART 2 TERM
2.000	TRAFFICKING IN PERSONS
2.001	TERM OF THE AGREEMENT
2.002	SCOPE OF THE AGREEMENT
2.003	TERMINATION
2.004	EXTENDING THE TERM

PART 3 MANAGEMENT OF THE PROGRAM
3.00	SCOPE AND MANAGEMENT OF THE PROGRAM
3.01	PROGRAM MANAGEMENT PLANNING PROCESS
3.02	MODIFICATIONS
3.03	PROPERTY
3.04	INSURANCE COVERAGE
3.05	PROPERTY MANAGEMENT

PART 4 FINANCIAL MATTERS
4.00	COST PRINCIPLES
4.01	STANDARDS FOR FINANCIAL MANAGEMENT SYSTEMS
4.02	PAYMENT - REIMBURSEMENT AND COST SHARING - WAWF (DCMA)
4.03	AUDIT
4.04	RETENTION AND ACCESS TO RECORDS - INCORPORATED BY REFERENCE
4.05	ALLOTTED FUNDING
4.06	PROGRAM INCOME - OTHER THAN RESEARCH
4.07	CONSIDERATION
4.08	COST SHARING

PART 5 CLAIMS, DISPUTES AND APPEALS
5.00	CLAIMS, DISPUTES AND APPEALS
5.01	OMBUDSMAN

PART 6 INTELLECTUAL PROPERTY RIGHTS
6.00	PATENT INFRINGEMENT
6.01	INVENTIONS
6.02	DATA RIGHTS
6.03	INVENTIONS / PATENTS
6.04	FOREIGN ACCESS TO TECHNOLOGY
6.05	EXPORT-CONTROLLED DATA RESTRICTIONS

Attachment 1B

PART 7 TECHNICAL AND FINANCIAL REPORTING
7.00	FINAL REPORT
7.01	REPORTING SUBAWARDS AND EXECUTIVE COMPENSATION
7.02	FUNDS AND MANHOUR EXPENDITURE REPORT
7.03	RECIPIENT'S PROGRESS, STATUS AND MANAGEMENT REPORT
7.04	STRATEGIC BUSINESS PLAN
7.05	PROPERTY CONTROL LIST
7.06	PRESENTATION MATERIAL
7.07	DISTRIBUTION STATEMENT
7.08	MARKETING PLAN
7.09	DISCLOSURE OF INFORMATION

PART 8 MISCELLANEOUS PERFORMANCE ISSUES
8.00	ADMINISTRATIVE REQUIREMENTS FOR SUBAWARDS AND CONTRACTS
8.01	PROCUREMENT STANDARDS
8.02	CLOSEOUT
8.03	SYSTEM FOR AWARD MANAGEMENT AND UNIVERSAL ENTITY IDENTIFIER REQUIREMENTS

PART 9 NATIONAL POLICY MATTERS AND ASSURANCES
9.00	ASSURANCES
9.01	U.S. FLAG AIR CARRIERS
9.02	PROHIBITION ON USING FUNDS UNDER GRANTS AND COOPERATIVE AGREEMENTS WITH ENTITIES THAT REQUIRE CERTAIN INTERNAL CONFIDENTIALITY AGREEMENTS
9.03	SAFEGUARDING COVERED DEFENSE INFORMATION AND CYBER INCIDENT REPORTING
9.04	RECIPIENT COUNTERFEIT ELECTRONIC PART DETECTION AND AVOIDANCE SYSTEM
9.05	PROHIBITION ON MAKING AWARDS FOR CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT (AUG 2020)

Attachment 1B

1.00AUTHORITY (MAR 2020)

This agreement is being issued under the authority of 10 U.S.C. 4001 and Title III of the Defense Production Act of 1950, as amended (50 U.S.C. 4501 et seq.)

1.01ORDER OF PRECEDENCE (APR 2000) (TAILORED)

In the event of conflict between the terms of this agreement and other governing documents, the conflict shall be resolved by giving precedence in descending order as follows:

(a)	The articles in this agreement
(b)	The attachments to this agreement, if any
(c)	DoD Grant and Agreement Regulations (Chapter 1, Subchapter C of Title 32, Code of Federal Regulations (CFR) and Chapter XI of Title 2, CFR)
(d)	Other applicable Federal statutes and regulations

1.02ADMINISTRATIVE RESPONSIBILITIES (MAR 2020)

(a)	Government representatives are:

Agreements Officer:

[***]

Agreements Negotiator:

[***]

Government Program Manager:

[***]

Finance:

[***]

Administration Office:

[***]

Attachment 1B

Payment Office:

[***]

For invention reporting

[***]

(b)	Recipient's representatives are:

[***][***]

1.003 DELEGATION OF ADMINISTRATION (MAR 2015)

The administrative duties listed below have been delegated to the agreements administration office:

(a)	During performance:
(1)	Approve provisionally all Requests for Advance or Reimbursement (SF 270).
(2)	Perform property administration.
(3)	Perform plant clearance.
(4)	Approve requests for Registration of Scientific and Technical Information Services (DD Form1540).
(5)	Perform cash management by reviewing quarterly Federal Financial Report (SF 425) and, after conferring with the AFRL agreements officer, make appropriate adjustments to predetermined scheduled payments by modifying the agreement.

(b)	Upon expiration of agreements:
(1)	Obtain final payment request, if any.
(2)	Obtain the final Federal Financial Report (SF 425).
(3)	Obtain final property report and dispose of Government property on those assistance awards containing residual Government Property.
(4)	Perform a review of final incurred costs and assist the awarding agreements officer in resolving exceptions, if any, resulting from questioned costs.
(5)	Perform cost sharing adjustments, if applicable.
(6)	Assure that all refunds due the Government are received.
(7)	Notify the agreements officer when the final SF270 and/or SF425 indicates an unexpended balance.

2.000 TRAFFICKING IN PERSON (DEC 2007)

(a)	Provisions applicable to a recipient that is a private entity.
(1)	You as the recipient, your employees, subrecipients under this award, and subrecipients' employees may not—
(i)	Engage in severe forms of trafficking in persons during the period of time that the award is in effect;
(ii)	Procure a commercial sex act during the period of time that the award is in effect; or

Attachment 1B

(iii)	Use forced labor in the performance of the award or subawards under the award.
(2)	We as the Federal awarding agency may unilaterally terminate this award, without penalty, if you or a subrecipient that is a private entity –
(i)	Is determined to have violated a prohibition in paragraph a.1 of this award term; or
(ii)	Has an employee who is determined by the agency official authorized to terminate the award to have violated a prohibition in paragraph a.1 of this award term through conduct that is either—
(A)	Associated with performance under this award; or
(B)	Imputed to you or the subrecipient using the standards and due process for imputing the conduct of an individual to an organization that are provided in 2 CFR part 180, “OMB Guidelines to Agencies on Government-wide Debarment and Suspension (Nonprocurement),'' as implemented by our agency at 2 CFR 180
(b)	Provision applicable to a recipient other than a private entity. We as the Federal awarding agency may unilaterally terminate this award, without penalty, if a subrecipient that is a private entity—
(1)	Is determined to have violated an applicable prohibition in paragraph a.1 of this award term; or
(2)	Has an employee who is determined by the agency official authorized to terminate the award to have violated an applicable prohibition in paragraph a.1 of this award term through conduct that is either--
(i)	Associated with performance under this award; or
(ii)	Imputed to the subrecipient using the standards and due process for imputing the conduct of an individual to an organization that are provided in 2 CFR part 180, “OMB Guidelines to Agencies on Government-wide Debarment and Suspension (Nonprocurement),'” as implemented by our agency at 2 CFR part 180
(c)	Provisions applicable to any recipient.
(1)	You must inform us immediately of any information you receive from any source alleging a violation of a prohibition in paragraph a.1 of this award term.
(2)	Our right to terminate unilaterally that is described in paragraph a.2 or b of this section:
(i)	Implements section 106(g) of the Trafficking Victims Protection Act of 2000 (TVPA), as amended (22 U.S.C. 7104(g)), and
(ii)	Is in addition to all other remedies for noncompliance that are available to us under this award.
(3)	You must include the requirements of paragraph a.1 of this award term in any subaward you make to a private entity.
(d)	Definitions. For purposes of this award term:
(1)	“Employee” means either:
(i)	An individual employed by you or a subrecipient who is engaged in the performance of the project or program under this award; or
(ii)	Another person engaged in the performance of the project or program under this award and not compensated by you including, but not limited to, a volunteer or individual whose services are contributed by a third party as an in-kind contribution toward cost sharing or matching requirements.
(2)	“Forced Labor'' means labor obtained by any of the following methods: the recruitment, harboring, transportation, provision, or obtaining of a person for labor or services, through the use of force, fraud, or coercion for the purpose of subjection to involuntary servitude, peonage, debt bondage, or slavery.

Attachment 1B

(3)	“Private Entity”:
(i)	Means any entity other than a State, local government, Indian tribe, or foreign public entity, as those terms are defined in 2 CFR 175.25.
(ii)	Includes:
(A)	A nonprofit organization, including any nonprofit institution of higher education, hospital, or tribal organization other than one included in the definition of Indian tribe at 2 CFR 175.25(b).
(B)A for-profit organization.
(4)	“Severe Forms of Trafficking In Persons,'' “commercial sex act,'' and “coercion'' have the meanings given at section 103 of the TVPA, as amended (22 U.S.C. 7102).

2.01TERM OF THE AGREEMENT (APR 2000) TAILORED)

The term of this agreement for this effort is 27 months, 24 months for the technical effort and 3 months for completing the final report, commencing on the effective date shown on the first page of this agreement.

The technical effort will be complete on (enter date), and the final report will be due (enter date).

(a)If all funds are expended prior to the end of the term (including recipient contributions, both cash and in-kind), the parties have no obligation to continue and may elect to cease performance at that point.
(b)Articles in this agreement which by their express terms or by necessary implication, apply for periods of time other than as specified in this article shall be given effect, notwithstanding this article.

2.02SCOPE OF THE AGREEMENT (MAR 2020)

(a)Overall Project Intent. The Parties recognize that the ultimate intent of the project is to address the need to strengthen and expand the industrial base for antimony trisulfide production capability for defense energetic materials.
(b)The Parties recognize the recipient will demonstrate a level of continued commitment in the research project. A portion of this continued commitment supports the Title III objective of economic viability and takes the form of strategic business planning, technical marketing support, and the Recipient's cost share investment. The Recipient will designate the company's existing strategic business plan as the current strategy business baseline with the intention of developing and implementing an enhanced strategic business plan and technical marketing effort that recognizes the increased business and marketing opportunities that result from this agreement.

2.03TERMINATION (APR 2000)

(a)	The Agreements Officer may terminate this agreement by written notice to the recipient upon a finding that the recipient has failed to comply with the material provisions of this agreement.
(b)	Additionally, this agreement may be terminated by either party upon written notice to the other party. Such written notice shall be preceded by consultation between the parties. If the recipient initiates the termination, written notification shall be provided to the Agreements Officer at least 30 days prior to the requested effective date. The notification shall state the reasons for the termination, the requested effective date, and, if a partial termination, the portion to be terminated. If the Agreements Officer determines, in the case of a partial termination, that the reduced or modified portion of the award will not accomplish the purpose for which the award was made, the Agreements Officer may terminate the award in its entirety.
(c)	The Government and the recipient will negotiate in good faith an equitable reimbursement for work performed toward accomplishment of program goals. The Government will allow full credit to the recipient for the Government share of the obligations properly incurred by the recipient prior to

Attachment 1B

termination, and those noncancellable obligations that remain after the termination. The cost principles and procedures described in the article entitled "Cost Principles" shall govern all costs claimed, agreed to, or determined under this article.

(d)	If this agreement is incrementally funded, it may be terminated in the absence of additional Government funding as set forth in the article entitled "Incremental Funding".
(e)	In the event of a termination, the Government shall have a paid-up Government purpose license in any subject invention, copyright work, and data made or developed under this agreement.

2.04EXTENDING THE TERM (APR 2000)

If the parties agree, the term of this agreement may be extended if funds are available and research opportunities reasonably warrant. Any extension shall be formalized through modification of the agreement by the Agreements Officer and the recipient.

3.00SCOPE AND MANAGEMENT OF THE PROGRAM (JUN 2001) (TAILORED)

(a)

The Government and the recipient are bound to each other by a duty of good faith and best effort to achieve the goals of this agreement. This agreement is not intended to be, nor shall it be construed as, by implication or otherwise, a partnership, a corporation, or other business organization.

(b)

The recipient shall perform a coordinated research and development program carried out in accordance with the Statement of Objective entitled “DPA Title III Securing the Only Domestic Antimony Trisulfide Production Capability for Defense Energetic Materials” dated 16 December 2022, Attachment 3 to this agreement. The recipient shall submit all documentation required by Part 7, “Technical and Financial Reporting”.

(c)

The overall management, including technical, programmatic, reporting, financial and administrative matters, of the coordinated research program established under this agreement shall be accomplished by the recipient. The Government program manager will interact with the recipient to promote effective collaboration between the recipient and the Government. Changes to this agreement that would result in

(1)	a change in the scope or the objective of the project or program or
(2)	a need for additional federal funding must be approved by the Agreements Officer, and the agreement modified in accordance with the article entitled "Modifications".
(d)

The recipient will establish a schedule of monthly technical meetings, and notify the Government program manager of the schedule. The Government program manager may participate in all technical meetings. Other Government personnel, as deemed appropriate, may also participate.

3.01PROGRAM MANAGEMENT PLANNING PROCESS (APR 2000)

(a)

The Program Plan provides a detailed schedule of project activities, commits the recipient to use its best efforts to meet specific performance objectives, includes forecasted expenditures and describes the payable milestones if applicable. The Program Plan will consolidate all prior adjustments in the program schedule, including revisions/modifications to payable milestones if applicable.

(b)	For the first agreement year, the recipient will follow the plan as set forth in the recipient’s proposal.
(c)	The plan shall be updated, with Government program manager involvement, in each subsequent agreement year to reflect any changes necessary for conducting research.

3.02MODIFICATIONS (APR 2000)

Attachment 1B

(a)

Modifications to this agreement may be proposed by either party. Recipient recommendations for any modifications to this agreement, including justifications to support any changes to the statement of work or recipient's proposal as incorporated by reference and/or the payable milestones, shall be submitted in writing to the government program manager with a copy to the Agreements Officer. The recipient shall detail the technical, chronological, and financial impact of the proposed modification to the program. Changes are effective only after the agreement has been modified. Only the Agreements Officer has the authority to act on behalf of the Government to modify this agreement.

(b)

The Agreements Officer or Administrative Agreements Officer may unilaterally issue minor or administrative agreement modifications (e.g., changes in the paying office or appropriation data, or changes to Government personnel identified in the agreement, etc.)

3.03PROPERTY (APR 2000) (TAILORED)

(a)

Recipients may purchase real property or equipment in whole or in part with federal funds under an award only with the prior approval of the Agreements Officer (except that additional approval is not required for such items included in the proposed/negotiated budget at the time of award). If the recipient purchases real property (other than land) or equipment with their own funding, and designates the real property or equipment as recipient cost share, the Government will have a financial interest in the real property or equipment. The financial interest of the Government is determined by the Federal participation in the project.

(b)	Equipment is defined as tangible nonexpendable personal property charged directly to the award having a useful life of more than one year and an acquisition cost of $5,000.00 or more per unit.
(c)

Title to all real property and equipment purchased by the recipient with federal funds under this agreement will vest with the Government throughout the agreement. The Government may elect to transfer title to all (or some) of the real property or equipment to the recipient at the end of the agreement, if the recipient's performance is satisfactory, and subject to compliance with the criteria listed below in subparagraphs (c)(1), (c)(2), and (c)(3).

(1)	Use the real property or equipment for the authorized purposes of the project until funding for the project ceases, or until the property is no longer needed for the purposes of the project.
(2)	Not encumber the property without approval of the Agreements Officer.
(3)	Use and dispose of the property in accordance with paragraphs (d), (e), (f), and (g) of this article.
(d)

Title to all real property or equipment purchased by the recipient with recipient funds designated as recipient cost share under this agreement, will vest with the recipient subject to subparagraphs (c)(1), (c)(2) and (c)(3) above. As stated in paragraph (a) above, the Government will have a financial interest in the real property or equipment. The Government may relinquish all financial interest in the recipient purchased equipment at the end of the agreement, provided the recipient's performance is satisfactory, and the recipient provides:

(1)	Guaranteed, ongoing responsiveness to DoD requirements for products and services that require use of the equipment.
(2)	If the recipient's performance is not satisfactory the provisions listed above in paragraph (c)(1) through (c)(3) will apply.
(e)

During the time the real property or equipment is used on this program, the recipient shall make it available for use on other projects or programs, if such other use will not interfere with the work on this program. Use of the real property or equipment on other projects will be in the following order of priority:

Attachment 1B

(1)	Activities sponsored by DoD Components' grants, cooperative agreements, or other assistance awards;
(2)	Activities sponsored by other Federal agencies' grants, cooperative agreements, or other assistance awards;
(3)	Activities under Federal procurement contracts;
(4)

Activities not sponsored by any Federal agency. If so used, mutually agreed to use charges shall be assessed to those activities. For real property or equipment, the use charges shall be at rates equivalent to those for which comparable real property or equipment may be leased. The use charges shall be treated as program income.

(f)

After Federal funding for the project ceases, or when the real property or equipment is no longer needed for the purposes of the project, the recipient may use the real property or equipment for other projects, insofar as:

(1)

There are federally sponsored projects for which the real property or equipment may be used. If the only use for the real property or equipment is for projects that have no Federal sponsorship, the recipient shall proceed with disposition of the real property or equipment, in accordance with paragraph (g) of this section.

(2)

The recipient obtains written approval from the Agreements Officer to do so. The Agreements Officer shall ensure that there is a formal change of accountability for the real property or equipment to a currently funded, Federal award.

(3)	The recipient's use of the real property or equipment for other projects is in the same order of priority as described in paragraph (e) of this section.
(g)	Disposition. When an item of real property or equipment is no longer needed for Federally sponsored projects, the recipient shall proceed as follows:
(1)

If the property that is no longer needed is equipment (rather than real property), the recipient may wish to replace it with an item that is needed currently for the project. In that case, the recipient may use the original equipment as trade-in or sell it and use the proceeds to offset the costs of the replacement equipment, subject to the approval of the Agreements Officer.

(2)

The recipient may elect to retain title, without further obligation to the Federal Government, by compensating the Federal Government for that percentage of the current fair market value of the real property or equipment that is attributable to the Federal participation in the project or

(3)

The recipient may have an opportunity to retain title to the equipment provided the Government agrees to an exchange for financial resources, technical support, and/or deliverables that are of commensurate value to the Government. Examples include, but are not limited to the following:

-	Direct purchase of the equipment by the contractor, with the terms and process for pricing the purchase established.
-	Ongoing maintenance and insurance of the equipment.
-	Guaranteed, continued government access to the equipment.
-	Guaranteed, ongoing responsiveness to DoD requirements for products and services that require use of the equipment.
-	Periodic reporting and data relating to the contractor's production capabilities and continued economic viability.

Upon completion of the technical effort, the Title III project may be transitioned into a principally business-focused phase (no-cost monitoring phase) for the remaining accounting life of the

Attachment 1B

equipment. If this alternative is pursued, Title III may choose to conduct periodic reviews with the Recipient assess and ensure that they remain responsive to the continuing and evolving needs of the DoD community. Upon successful completion of this business-focused phase, (typically one to five years), the government may elect to transfer title to the equipment to the Recipient.

(4)

If the recipient does not elect to retain title to real property or equipment (see paragraph (g)(2) of this section) or request approval to use equipment as trade-in or offset for replacement equipment (see paragraph (g)(1) of this section), the recipient shall request disposition instructions from the Agreements Officer.

3.04INSURANCE COVERAGE (MAR 2007)

The Recipient shall insure and be liable for the loss, damage, and/or destruction of all real property and equipment acquired under this agreement with Federal funds. The Recipient shall, at a minimum, provide the equivalent insurance coverage for real property, and equipment acquired under this agreement, as provided to real property and equipment owned by the Recipient. The Recipient will immediately notify the Agreements Officer and DCMA authorities as appropriate, in the event there is an incident of loss, damage, or destruction of the property.

3.05PROPERTY MANAGEMENT / CONTROL LIST (JUN 2001)

The recipient's property management system shall include the following, for property that is federally owned, and for equipment that is acquired in whole or in part with Federal funds. Attachment 7 Property Control List, shall be utilized for the tracking of property under this Agreement and shall be submitted quarterly to the Government Program Manager identified in the Article 1.002 entitled “Administrative Responsibilities”.

(a)	Property records shall be maintained, to include the following information:
(1)	A description of the property.
(2)	Manufacturer's serial number, model number, Federal stock number, national stock number, or any other identification number.
(3)	Source of the property, including the award number.
(4)	Whether title vests in the recipient or the Federal Government.
(5)	Acquisition date (or date received, if the property was furnished by the Federal Government) and cost.
(6)	Information from which one can calculate the percentage of Federal participation in the cost of the property (not applicable to property furnished by the Federal Government).
(7)	The location and condition of the property and the date the information was reported.
(8)	Ultimate disposition data, including date of disposal and sales price or the method used to determine current fair market value where a recipient compensates the Federal Government for its share.
(b)	Federally owned equipment shall be marked, to indicate Federal ownership.
(c)

A physical inventory shall be taken and the results reconciled with the property records at least once every two (2) years. Any differences between quantities determined by the physical inspection and those shown in the accounting records shall be investigated to determine the causes of the difference. The recipient shall, in connection with the inventory, verify the existence, current utilization, and continued need for the property.

Attachment 1B

(d)

A control system shall be in effect to insure adequate safeguards to prevent loss, damage, or theft of the property. Any loss, damage, or theft of property shall be investigated and fully documented; if the property was owned by the Federal Government, the recipient shall promptly notify the Federal agency responsible for administering the property.

(e)	Adequate maintenance procedures shall be implemented to keep the property in good condition.

4.00COST PRINCIPLES (JUN 2020)

(a)	The recipient shall establish or apply cost principles or standards in accordance with DoDGARS 37.625
(b)

For-profit participants that currently perform under expenditure-based Federal procurement contracts or assistance awards (other than TIAs) and therefore have existing systems for identifying allowable costs, shall apply the Government cost principles in 48 CFR parts 31 and 231. If there are programmatic or business reasons to do otherwise, the Government Agreements Officer may grant an exception from this requirement and use alternative standards that meet the minimum conditions in DoDGARS 37.625 (b).

(c)

For-profit participants that do not currently perform under expenditure-based Federal procurement contracts or assistance awards (other than TIAS), may establish alternative standards as long as the standards meet the minimum conditions outlined in DoDGARS 37.625 (b).

4.01STANDARDS FOR FINANCIAL MANAGEMENT SYSTEMS (APR 2000)

(a)	The recipient shall establish or use existing financial management systems in accordance with DoDGARS 37.615.
(b)

For-profit participants that currently perform under other expenditure-based Federal procurement contracts or assistance awards are subject to the same standards for financial management systems that apply to those other awards. If a for-profit participant has expenditure-based DoD assistance awards other than TIAs, apply the standards in 32 CFR 34.11. A for-profit participant that has other expenditure-based Federal Government awards may be granted an exception by the Government Agreements Officer to use an alternative set of standards that meets the minimum criteria in DoDGARS 37.615 (b), if there is a compelling programmatic or business reason to do so.

(c)

For-profit participants that do not currently perform under expenditure-based Federal procurement contracts or assistance awards (other than TIAS), shall use its existing financial management system as long as the system meets the minimum criteria outlined in DoDGARS 37.615 (b).

4.02PAYMENT – REIMBURSEMENT AND COST SHARING – WAWF (DCMA) (MAY 2014)(TAILORED)

(a)

The recipient shall be reimbursed by electronically submitting Standard Form (SF) 270, Requests for Advance or Reimbursement, through Wide Area Work Flow (WAWF), https://wawf.eb.mil. Each request for payment shall include the total costs incurred and the amounts of recipient and Government cost share. The Government agrees to reimburse the recipient no more than the Government cost share percentage of all but the final payment requests submitted. The final payment will reflect the percentage representing the balance of Government cost share. Final payment will be made only after delivery and acceptance of the final report prepared in accordance with the article entitled 7.000 "Final Report".

(b)	The following codes will be required to route requests and emails correctly through WAWF.

Award Number: FA8650-23-2-5522

Type of Document: SF 270

Cage Code: 9AXR4

Issued By DODAAC: FA8650

Admin DODAAC: S4501A

Government Program Manager: [***]

Attachment 1B

Service Acceptor Office DODAAC: F4FBCN

Pay Office DODAAC: HQ0339

Approval Office DODAAC: S4501A

Send E-Mail Notifications for Completed SF 270: [***]

(c)

The customer service number for Vendor Pay is 800-756-4571 Option 1. Vendors may also check status of payments through MyInvoice, https://MyInvoice.csd.disa.mil. Recipients must register in MyInvoice to gain access.

(d)

Alternately, recipients may request reimbursement by submitting original SF 270, “Requests for Advance or Reimbursement”, to the Administrative Agreements Officer (AAO) with a copy to the AFRL Grants/Agreements Officer and AFRL Program Manager.

(e)

To the maximum extent possible, payments will be made by electronic funds transfer (EFT) after. AGO approval. Recipients may submit requests for monthly reimbursement when EFT payment is not used or as frequently as necessary when EFT payment is used.

(f)	Final payment of 1% the Government cost share will be made only after delivery and acceptance of the final report prepared in accordance with the Article entitled “Final Report”.

4.03AUDIT (JUL 2003) (TAILORED)

(a)

If the recipient expends $750,000 or more in one year under Federal awards they shall have an audit performed for that year by an independent auditor, in accordance with DoDGARs 34.16 and DoDGARS 37.640 through 37.680. The audit should be made a part of the regularly scheduled, annual audit of the recipient's financial statements. However, the recipient may have Federal awards separately audited, if it elects to do so unless prohibited by Federal laws or regulations. (See DoDGARS Part 37 Appendix C for guidance on the desired coverage for periodic audits.)

(b)

Recipients currently working with the Defense Contract Audit Agency (DCAA) on a regular basis, due to the recipient currently performing under other federal awards, shall provide a copy of a DCAA audit to meet the requirements outlined in paragraph (a) above.

(c)	The Recipient shall provide a copy of the auditor's report to the Agreements Officer and the agreements administration office within 60 days after audit.

4.04RETENTION AND ACCESS TO RECORDS - INCORPORATED BY REFERENCE (AUG 2001)

Recipient's financial records, supporting documents, statistical records, and all other records pertinent to an award shall be retained and access to them permitted in accordance with DoDGARs 34.42.

4.05ALLOTTED FUNDING (OCT 2001)

The following funds are allotted to this agreement:

ACRNs	FUND CITATION(S)	AMOUNT
AA	[***]	$18,600,000

	Descriptive data:
	MIPR LOA:
	[***]
ALD:AA
CIN: HQ06423782410001
JON:

Attachment 1B

FSR:
DSR:
CSR:

PR AND MIPR PARTIAL

4.06PROGRAM INCOME – OTHER THAN RESEARCH (APR 2000) TAILORED)

(a) Other than any program/project income excluded pursuant to DoDGARS Part 34.14, paragraphs (a), (b), and (c), program/project income earned during the Title III project period shall be retained by the recipient and used in one or more of the following ways, as specified in program/project regulations or the terms and conditions of the award.

(1)	Added to funds committed to the program/project by the DoD Component and recipient and used to further eligible program/project objectives.
(2)	Used to finance the recipient cost share (non-Federal share) portion of the program/project.
(b)	The recipient has no obligation to the Government for program income earned after the end of the program/project period.
(c)

The recipient will have no obligation to the Government for program income earned from license fees and royalties for copyrighted material, patents patent applications, trademarks and inventions produced under the agreement.

(d)	The recipient may deduct costs associated with generating program income from gross income to determine program income, provided these costs are not charged to the agreement.

4.07CONSIDERATION (JUN 2006)

(a)

The Recipient agrees that the selling price to the Federal Government for antimony trisulfide will not exceed the price paid by any of the Recipient's customers for the same or similar product or component sold in the same quantities. This article applies both when the Recipient is the prime contractor or when the Recipient is a supplier at any tier for the Federal Government.

(b)	In no event shall such price be in excess of the Recipient's sale price to any other of their customers for the same item in like quantity, or the current market price, whichever is lower.
(c)	All yield efficiencies resulting from Title III investment will be reflected in USG pricing for a minimum of five years from the conclusion of this agreement.
(d)	The above stated stipulations shall remain in effect for a period of five years from the conclusion of this agreement.

4.08COST SHARING (AUG 2001)

(a)

The parties estimate that the research and development work under this Agreement can only be accomplished with the Recipient aggregate resource contribution of $0 throughout the term of this Agreement. The Recipient agrees to provide the resources in the manner shown in Attachment 8, Cost Sharing Summary and Schedule. Failure of either party to provide its respective total

Attachment 1B

contribution may result in a unilateral modification to the Agreement by the Agreements Officer to reflect a proportional reduction in funding for the other party.

(b)	The Recipient’s contributions may count as cost sharing only to the extent that they comply with DoDGARs 34.13.

5.000CLAIMS, DISPUTES AND APPEALS (JUN 2001)

(a)

General. Parties shall communicate with one another in good faith and in a timely and cooperative manner when raising issues under this article. The Department of Defense's policy is to try to resolve all issues concerning agreements by mutual agreement at the Agreements Officer's level.

(b)

Alternative Dispute Resolution (ADR): A mutually agreeable form of ADR may be utilized at any time to facilitate resolution of issues submitted under this article. ADR procedures are any voluntary means used to resolve issues in controversy without resorting to formal administrative appeals or litigation. ADR procedures may be initiated in lieu of submission of a written claim to the Agreements Officer or an appeal to the Grant Appeal Authority (GAA), or at any appropriate time during a dispute.

(c)	Claims Resolution Process.

(1)Recipient Claims: Whenever disputes, disagreements, or misunderstandings arise, the parties shall attempt to resolve the issue(s) involved by discussion and mutual agreement as soon as practicable. Failing resolution by mutual agreement, the recipient may submit to the Agreements Officer, in writing, the relevant facts, including all data that supports the claim, identifying unresolved issues and specifying the clarification or remedy sought. Within 60 days of receipt of the written claim or issue in dispute, the Agreements Officer shall either:

(i)	Prepare a written decision on the issue, including the basis for the decision, or
(ii)	Notify the recipient of a specific date when he or she will render a written decision, if more time is required to do so. The notice will include the reason for delaying the decision.

(2)Government Claims: Government claims against a recipient shall be the subject of a written decision by the Agreements Officer.

(3)Appeals: In the event the recipient decides to appeal the decision of the Agreements Officer, they must do so within 90 days of receipt of the decision. The appeal must be submitted, in writing, to the Grant Appeal Authority (GAA). The GAA is AFMC/PK. The GAA shall conduct a review of the matter and render a decision in writing within 30 days of receipt of the written appeal. Any such decision is not subject to further administrative review and shall be final and binding.

(4)Non-exclusivity of Remedies. Nothing in this article is intended to limit a recipient's right to any remedy under the law.

5.001OMBUDSMAN (APR 2008)

(a)

An ombudsman has been appointed to hear and facilitate the resolution of concerns from offerors, potential offerors, and others for this agreement. When requested, the ombudsman will maintain strict confidentiality as to the source of the concern. The existence of the ombudsman does not affect the authority of the program manager, Agreements Officer, or Evaluation Review Official. Further, the ombudsman does not participate in the evaluation of proposals, the evaluation process, or the adjudication of protests or formal contract disputes. The ombudsman may refer the party to another official who can resolve the concern.

Attachment 1B

(b)	If resolution cannot be made by the Agreements Officer, concerned parties may contact the AFRL ombudsman:

Primary: AFRL/PK Director

Alternate Ombudsman: AFRL/PK Deputy Director

1864 Fourth St

Wright-Patterson AFB OH 45433-7130

937-904-9700

Email: Afrl.pk.workflow@us.af.mil

(c)	The ombudsman has no authority to render a decision that binds the agency.
(d)	Do not contact the ombudsman to request copies of the solicitation, verify offer due date, or clarify technical requirements. Such inquiries shall be directed to the Agreements Officer.

6.00PATENT INFRINGEMENT (APR 2000)

The recipient agrees not to hold the U.S. Government responsible for any and all patent infringement cases that may arise under any research projects conducted under this agreement. In addition, the recipient shall indemnify the Government against all claims and proceedings for actual or alleged direct or contributory infringement of, or inducement to infringe, any U.S. or foreign patent, trademark, or copyright arising under this agreement and the recipient shall hold the government harmless from any resulting liabilities and losses provided the recipient is reasonably notified of such claims and proceedings.

6.01INVENTIONS (JUN 2001)

(a)	Definitions:
(1)

"Invention" means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

(2)

"Subject invention" means any invention of the recipient conceived or first actually reduced to practice in the performance of work under this agreement, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of agreement performance.

(3)

"Practical Application" means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or government regulations, available to the public on reasonable terms.

(4)	"Made" when used in relation to any invention means the conception or first actual reduction to practice of such invention.
(5)

"Small Business Firm" means a small business concern as defined at section 2 of Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this article, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3- 12, respectively, will be used.

Attachment 1B

(6)

"Nonprofit Organization" means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c) and exempt from taxation under section 501(a) of the Internal Revenue Code (25 U.S.C.501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

(b)	Allocation of Principal Rights:
(1)

The recipient may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this article and 35 U.S.C. 203. With respect to any subject invention in which the recipient retains title, the Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c)	Invention Disclosure, Election of Title and Filing of Patent Application by Recipient:
(1)

The recipient will disclose each subject invention to the Government within 2 months after the inventor discloses it in writing to recipient personnel responsible for patent matters. The disclosure to the Government shall be in the form of a written report and shall identify the agreement under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the Government, the recipient will promptly notify the Government of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the recipient.

(2)

The recipient will elect in writing whether or not to retain title to any such invention by notifying the Government within 2 years of disclosure to the Government. However, in any case where publication, on sale or public use has initiated the one year statutory period wherein valid patent protection can still be obtained in the United States, the period for election of title may be shortened by the Government to a date that is no more than 60 days prior to the end of the statutory period.

(3)

The recipient will file its initial patent application on a subject invention to which it elects to retain title within 1 year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The recipient will file patent applications in additional countries or international patent offices within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

(4)	Requests for extension of the time for disclosure, election, and filing under subparagraphs (1), (2), and (3) may, at the discretion of the Government, be granted.
(d)	Conditions When the Government May Obtain Title: The recipient will convey to the Government, upon written request, title to any subject invention—
(1)

If the recipient fails to disclose or elect title to the subject invention within the times specified in (c), above, or elects not to retain title; provided that the Government may only request title within 60 days after learning of the failure of the recipient to disclose or elect within the specified times.

(2)

In those countries in which the recipient fails to file patent applications within the times specified in (c) above; provided, however, that if the recipient has filed a patent application in a country after

Attachment 1B

the times specified in (c) above, but prior to its receipt of the written request of the Government, the recipient shall continue to retain title in that country.

(3)

In any country in which the recipient decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(e)	Minimum Rights to Recipient and Protection of the Recipient Right to File:
(1)

The recipient will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the recipient fails to disclose the invention within the times specified in (c), above. The recipient's license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the recipient is a party and includes the right to grant sublicenses of the same scope to the extent the recipient was legally obligated to do so at the time the agreement was awarded. The license is transferable only with the approval of the Government except when transferred to the successor of that party of the recipient's business to which the invention pertains.

(2)

The recipient's domestic license may be revoked or modified by the Government to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR part 404 and Government licensing regulations (if any). This license will not be revoked in that field of use or the geographical areas in which the recipient has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of the Government to the extent the recipient, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

(3)

Before revocation or modification of the license, the Government will furnish the recipient a written notice of its intention to revoke or modify the license, and the recipient will be allowed 30 days (or such other time as may be authorized by the Government for good cause shown by the recipient) after the notice to show cause why the license should not be revoked or modified. The recipient has the right to appeal, in accordance with applicable regulations in 37 CFR part 404 and Government regulations (if any) concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of the license.

(f)	Recipient Action to Protect the Government's Interest:
(1)

The recipient agrees to execute or to have executed and promptly deliver to the Government all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the recipient elects to retain title, and (ii) convey title to the Government when requested under paragraph (d) above and to enable the Government to obtain patent protection throughout the world in that subject invention.

(2)

The recipient agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the recipient each subject invention made under an agreement in order that the recipient can comply with the disclosure provisions of paragraph (c), above, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by (c)(1), above. The recipient shall instruct such employees through employee agreements or other suitable educational programs on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3)	The recipient will notify the Government of any decisions not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a

Attachment 1B

patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

(4)

The recipient agrees to include, within the specification of any United States patent applications and any patent issuing thereon covering a subject invention, the following statement, ”This invention was made with Government support under (identify the agreement) awarded by (identify the Federal Agency). The Government has certain rights in the invention.''

(g)

Lower Tier Agreements: The recipient will include this article, suitably modified to identify the parties, in all lower tier agreements, regardless of tier, for experimental, developmental or research work. Each subrecipient will retain all rights provided for the recipient in this article, and the recipient will not, as part of the consideration for awarding a subrecipient award, obtain rights in a subrecipients’ subject inventions.

(h)

Reporting on Utilization of Subject Inventions: The recipient agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the recipient or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the recipient, and such other data and information as the Government may reasonably specify. The recipient also agrees to provide additional reports as may be requested by the Government in connection with any march-in proceeding undertaken by the Government in accordance with paragraph (j) of this article. As required by 35 U.S.C. 202(c)(5), the Government agrees it will not disclose such information to persons outside the Government without permission of the recipient.

(i)

Preference for United States Industry: Notwithstanding any other provision of this article, the recipient agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject inventions in the United States unless such person agrees that any products embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by the Government upon a showing by the recipient or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j)

March-in Rights: The recipient agrees that with respect to any subject invention in which it has acquired title, the Government has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the Government to require the recipient, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the recipient, assignee, or exclusive licensee refuses such a request the Government has the right to grant such a license itself if the Government determines that:

(1)

Such action is necessary because the recipient or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use.

(2)	Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the recipient, assignee or their licensees;
(3)	Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the recipient, assignee or licensees; or
(4)

Such action is necessary because the agreement required by paragraph (i) of this article has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

Attachment 1B

(5)	Special Provisions for Agreements with Nonprofit Organizations
(k)	If the recipient is a nonprofit organization, it agrees that:
(1)

Rights to a subject invention in the United States may not be assigned without the approval of the Government, except where such assignment is made to an organization which has as one of its primary functions the management of inventions, provided that such assignee will be subject to the same provisions as the recipient;

(2)

The recipient will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when the Government deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

(3)

The balance of any royalties or income earned by the recipient with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions, will be utilized for the support of scientific research or education; an

(4)

It will make efforts that are reasonable under the circumstances to attract licensees of subject invention that are small business firms and that it will give a preference to a small business firm when licensing a subject invention if the recipient determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided, that the recipient is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the recipient. However, the recipient agrees that the Secretary may review the recipient's licensing program and decisions regarding small business applicants, and the recipient will negotiate changes to its licensing policies, procedures, or practices with the Secretary when the Secretary's review discloses that the recipient could take reasonable steps to implement more effectively the requirements of this paragraph (k)(4).

(l)	Communication: The point of contact on matters relating to this article will be the servicing Staff Judge Advocate's office identified in the article entitled Administrative Responsibilities.

6.02DATA RIGHTS (AUG 2001)

(a)	Definitions:

"Government Purposes", as used in this article, means any activity in which the United States Government is a party, including cooperative agreements with international or multinational defense organizations, or sales or transfers by the United States Government to foreign governments or international organizations. Government purposes include competitive procurement, but do not include the rights to use, modify, reproduce, release, perform, display, or disclose data for commercial purposes or authorize others to do so.

"Government Purpose Rights", as used in this article, means the right to –

(1)	Use, modify, reproduce, release, perform, display, or disclose technical data within the Government without restriction; and
(2)

Release or disclose technical data outside the Government and authorize persons to whom release or disclosure has been made to use, modify, reproduce, release, perform, display, or disclose that data for United States government purposes.

“Limited rights”, means the rights to use, modify, reproduce, release, perform, display, or disclose technical data, in whole or in part, within the Government. The Government may not, without the written permission of the party asserting limited rights, release or disclose the technical data outside

Attachment 1B

the Government, use the technical data for manufacture; or authorize the technical data to be used by another party, except that the Government may reproduce, release, or disclose such data or authorize the use of reproduction of the data by persons outside the Government if –

(1)	The reproduction, release, disclosure, or use is -
(A)	Necessary for emergency repair and overhaul; or
(B)	A release or disclosure to –

i.A covered government support contractor, for use, modification, reproduction, performance, display, or release or disclosure to authorized person(s) in performance of a Government contract.

or

ii.A foreign government, of technical data, other than detailed manufacturing or process data, when use of such data by the foreign government is in the interest of the government and is required for evaluation or information purposes;

(2)	The Recipient of the technical data is subject to a prohibition on the further reduction, release, disclosure, or use of the technical data; and
(3)	The contractor or subcontractor asserting the resection is notified of such reproduction, release, disclosure, or use.

"Unlimited Rights", as used in this article, means rights to use, modify, reproduce, perform, display, release, or disclose data in whole or in part, in any manner, and for any purpose whatsoever, and to have or authorize others to do so.

"Data", as used in this article, means recorded information, regardless of form or method or recording, which includes but is not limited to, technical data, software, trade secrets, and mask works. The term does not include financial, administrative, cost, pricing or management information and does not include subject inventions included under the article entitled Inventions.

"Practical Application", as used in this article, means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or government regulations, available to the public on reasonable terms.

(b)	Allocation of Principal Rights:
(1)

Ownership rights to data generated under this agreement shall vest in the recipient. This agreement shall be performed with mixed Government and recipient funding and the parties agree that in consideration for Government funding, the recipient intends to reduce to practical application items, components and processes developed under this agreement.

(2)

The recipient agrees to retain and maintain in good condition until 3 years after completion or termination of this agreement, all data necessary to achieve practical application. In the event of exercise of the Government's march-in rights as set forth under the Article entitled Inventions, the recipient agrees, upon written request from the Government, to deliver at no additional cost to the Government, all data necessary to achieve practical application within 60 days from the date of the written request. The Government shall have unlimited rights to this delivered data.

(3)

With respect to data generated under this agreement, including data delivered pursuant to Part 7 of this agreement, "Technical and Financial Reporting," the Government shall receive Government Purpose rights." In the event Perpetua asserts "Limited Rights" on any data, the Government may need to add a "Limited Rights" marking under paragraph (c) of this article.

(c)	Marking of Data:

Attachment 1B

(1)	Pursuant to subparagraph (b)(3) above, any data delivered under this agreement shall be marked with the following legend:

Government Purpose Rights

Agreement No.:

Recipient's Name:

Recipient's Address:

The Government may use, modify, reproduce, release, perform, display or disclose these data within the Government without restriction, and may release or disclose outside the Government and authorize persons to whom such release or disclosure has been made to use, modify, reproduce, release, perform, display or disclose that data for United States Government purposes, including competitive procurement.

(2)

Any trade secrets and commercial or financial information the recipient wishes to protect from release under Freedom of Information Act (FOIA) requirements must be marked with a legend identifying it as privileged or confidential information.

(d)

Lower Tier Agreements: The recipient shall include this article, suitably modified to identify the parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, developmental, or research work.

6.003 INVENTIONS / PATENTS (NOV 2011) (TAILORED)

(a)

The clause entitled Patent Rights (Small Business Firms and Nonprofit Organizations, (37 CFR 401.14(a)) is hereby incorporated by reference and is modified as follows: replace the word "contractor" with "recipient"; replace the words "agency," "Federal Agency" and "funding Federal Agency" with "Government"; replace the word "contract" with "agreement"; delete paragraphs (g)(2), (g)(3) and the words "to be performed by a small business firm or domestic nonprofit organization" from paragraph (g)(1). Paragraph (l), Communications, point of contact on matters relating to this clause will be the servicing Staff Judge Advocate's office.

(b)

Interim or final Invention Reports 1) listing subject invention(s) and stating that all subject inventions have been disclosed, or 2) stating that there are no such inventions, shall be sent to both the Administrative Agreements Officer at the address located in the agreement and to the Agreements Officer / patent administrator at afmclo.jaz@us.af.mil, with a courtesy copy (cc:) to the government Program Manager/Project Engineer. Please include in the subject line of the e-mail the contract number followed by the words "Invention Reporting." Also include in the body of the e-mail the names of the Government Project Engineer/Program Manager and his/her office symbol. The recipient shall file Invention (Patent) Reports on the DD Form 882, Report of Inventions and Subcontracts, as of the close of each performance year and at the end of the term for this agreement. Annual reports are due 90 days after the end of each year of performance and final reports are due 90 days after the expiration of the final performance period. Negative reports are also required annually.

(c)

The DD Form 882 may also be used for the notification of any subaward(s) for experimental, developmental or research work which contain a "Patent Rights" clause, with a cc: to the Government Program Manager/Project Engineer.

(d)

All other notifications (e.g., disclosure of each subject invention to the Agreements Officer within 2 months after the inventor discloses it) shall also be sent to the e-mail address above, with a cc: to the Government Program Manager/Project Engineer.

(e)

This provision also constitutes the request for the following information for any subject invention for which the recipient has retained ownership: 1) the filing date, 2) serial number and title, 3) a copy of the patent application and 4) patent number and issue date. Submittal shall be to the Agreements Officer /

Attachment 1B

patent administrator e-mail address listed above, with a cc: to the government Program Manager/Project Engineer.

6.004 FOREIGN ACCESS TO TECHNOLOGY (APR 2000)

(a)	Definitions:

"Foreign Firm or Institution" means a firm or institution organized or existing under the laws of a country other than the United States, its territories, or possessions. The term includes, for purposes of this agreement, any agency or instrumentality of a foreign government, and firms, institutions or business organizations which are owned or substantially controlled by foreign governments, firms, institutions, or individuals.

"Know-how" means all information including, but not limited to, discoveries, formulas, materials, inventions, processes, ideas, approaches, concepts, techniques, methods, software, programs, documentation, procedures, firmware, hardware, technical data, specifications, devices, apparatus and machines.

"Technology" means discoveries, innovations, know-how and inventions, whether patentable or not, including computer software, recognized under U.S. law as intellectual creations to which rights of ownership accrue, including, but not limited to, patents, trade secrets, mask works, and copyrights developed under this agreement.

(b)

General: The parties agree that research findings and technology developments in the production of antimony trisulfide may constitute a significant enhancement to the national defense, and to the economic vitality of the United States. Accordingly, access to important technology developments under this agreement by foreign firms or institutions must be carefully controlled. The controls contemplated in this article are in addition to, and are not intended to change or supersede, the provisions of the International Traffic in Arms Regulation (22 CFR pt. 120 et seq.), the DOD Industrial Security Regulation (DOD 5220.22-R) and the Department of Commerce Export Regulation (15 CFR pt. 770 et seq.).

(c)	Restrictions on Sale or Transfer of Technology to Foreign Firms or Institutions.
(1)

In order to promote the national security interests of the United States and to effectuate the policies that underlie the regulations cited above, the procedures stated in subparagraphs C.2, C.3, and C.4 below shall apply to any transfer of technology. For purposes of this paragraph, a transfer includes a sale of the company, and sales or licensing of technology. Transfers do not include:

(i)	Sales of products or components, or
(ii)	Licenses of software or documentation related to sales of products or components, or
(iii)	Transfer to foreign subsidiaries of the recipient (recipient participants) for purposes related to this agreement, or
(iv)

Transfer which provides access to technology to a foreign firm or institution which is an approved source of supply or source for the conduct of research under this agreement provided that such transfer shall be limited to that necessary to allow the firm or institution to perform its approved role under this agreement.

(2)

The recipient shall provide timely notice to the Government of any proposed transfer from the recipient of technology developed under this agreement to foreign firms or institutions. If the Government determines that the transfer may have adverse consequences to the national security interests of the United States, the recipient, its vendors, and the Government shall jointly endeavor to find alternatives to the proposed transfer which obviate or mitigate potential adverse consequences of the transfer but which provide substantially equivalent benefits to the recipient.

Attachment 1B

(3)

In any event, the recipient shall provide written notice to the Agreements Officer and Government program manager of any proposed transfer to a foreign firm or institution at least 60 days prior to the proposed date of transfer. Such notice shall cite this article and shall state specifically what is to be transferred and the general terms of the transfer. Within 30 days of receipt of the recipient's written notification, the Agreements Officer shall advise the recipient whether it consents to the proposed transfer. In cases where the Government does not concur or 60 days after receipt and the Government provides no decision, the recipient may utilize the procedures under the article entitled Claims, Disputes and Appeals. No transfer shall take place until a decision is rendered.

(4)

Except as provided in subparagraph C.1 above and in the event the transfer of technology to foreign firms or institutions is not approved by the Government, but the transfer is made nonetheless, the recipient shall (a) refund to the Government the funds paid for the development of the technology and (b) negotiate a license with the Government to the technology under terms that are reasonable under the circumstances.

(d)

Lower Tier Agreements: The recipient shall include this article, suitably modified to identify the parties, in all subcontracts or lower tier agreements, regardless of tier, for experimental, development, or research work.

(e)	This article shall remain in effect during the term of the agreement and for 5 years thereafter.

6.005 EXPORT-CONTROLLED DATA RESTRICTIONS (AUG 2013)

(a)	For the purpose of this article,
(1)

Foreign person is any person who is not a citizen or national of the U.S. or lawfully admitted to the U.S. for permanent residence under the Immigration and Nationality Act, and includes foreign corporations, international organizations, and foreign governments;

(2)

Foreign representative is anyone, regardless of nationality or citizenship, acting as an agent, representative, official, or employee of a foreign government, a foreign-owned or influence firm, corporation or person;

(3)	Foreign sources are those sources (vendors, subcontractors, and suppliers) owned and controlled by a foreign person.
(b)	The Recipient shall place an article/clause in subawards/subcontracts containing appropriate export control restrictions, set forth in this article.
(c)	Nothing in this article waives any requirement imposed by any other U.S. Government agency with respect to employment of foreign nationals or export-controlled data and information.
(d)

All information generated and delivered under this agreement shall be reviewed to determine whether it is subject to additional requirements under the International Traffic in Arms Regulation (ITAR), 22 CFR Sections 121 through 128. If any information is determined to be subject to additional requirements, it shall be protected accordingly. An export license may be required before assigning any foreign source to perform work under this agreement or before granting access to foreign persons to any information generated or delivered during performance (see 22 CFR Section 125).

7.00 FINAL REPORT (JUN 2001) (TAILORED)

(a)

The Final Report shall be submitted within 90 days of the end of the technical effort. Two (2) copies of the report shall be provided to the following person(s) listed in the article entitled Administrative Responsibilities: Government Program Manager. The technical portion of the report should be suitable for publication and is to provide a recap of the program and program accomplishments. With the approval of the Government Program Manager, reprints of published articles may be submitted or

Attachment 1B

attached to the technical portion of the Final Report. The business portion of the report shall contain separate discussion of total cost incurred, total costs contributed by each Recipient member with an explanation for any deviation from the original business plan.

(b)

The report shall be tailored to include the official “Title III/OSD” emblem to be placed in the upper right hand corner of the front cover with affected entries adjusted as required (AFRL will supply a copy of the emblem). Draft report shall be unbound, in standard size type, double-spaced and single sided. Reproducible shall be:

1)Camera ready, unbound, suitable for offset reproduction, and

2)On CD-ROM or ZIP drive disk compatible with MS-Office for Windows, and both shall incorporate all changes made in the corrected draft.

3)All photos shall be glossy finished. Submit the reproducible(s) with the final corrected version only.

(c)

The Recipient is reminded that the National Industrial Security Program Operating Manual, DOD 5220.22-M, Chapter 4, Paragraph 4-208(a), dated January 1995 requires that records be maintained when documents derive classified from multiple sources.

(d)

The Recipient shall receive approval/disapproval by letter from the Air Force Program Manager within 30 days after receipt of Air Force comments. Disapproval requires correction/resubmission within 30 days after receipt of Air Force comments.

(e)

The Final Report submission to the Government is exempt from disclosure requirements of 5 U.S.C. 552 (Freedom of Information Act - Exemption 4 thereunder) for a period of 5 years from the date identifying the documents as being submitted on a confidential basis.

(f)	Distribution Statement. In addition to any other required legend, mark all data delivered under this agreement with the distribution statement located in Article 7.007.

7.01REPORTING SUBAWARDS AND EXECUTIVE COMPENSATION (OCT 2010) (TAILORED)

(a)	Reporting of First-Tier Subawards:
(1)

Applicability. Unless you are exempt as provided in paragraph d. of this award term, you must report each action that obligates $25,000 or more in Federal funds that does not include Recovery funds (as defined in section 1512(a)(2) of the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5) for a subaward to an entity (see definitions in paragraph e. of this award term).

(2)	Where and When to Report:
(i)	You must report each obligating action described in paragraph (a)(1) of this award term to http://www.fsrs.gov.
(ii)

For subaward information, report no later than the end of the month following the month in which the obligation was made. (For example, if the obligation was made on November 7, 2010, the obligation must be reported by no later than December 31, 2010.)

(3)	What to Report. You must report the information about each obligating action that the submission instructions posted at http://www.fsrs.gov specify.
(b)	Reporting Total Compensation of Recipient Executives:
(1)	Applicability and What to Report. You must report total compensation for each of your 5 most highly compensated executives for the preceding completed fiscal year, if

Attachment 1B

(i)	The total Federal funding authorized to date under this award is $25,000 or more;
(ii)	In the preceding fiscal year, you received-
(A)

80 percent or more of your annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance subject to the Transparency Act, as defined at 2 CFR 170.320 (and subawards); and

(B)

$25,000,000 or more in annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance subject to the Transparency Act, as defined at 2 CFR 170.320 (and subawards); and

(iii)

The public does not have access to information about the compensation of the executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986. (To determine if the public has access to the compensation information, see the U.S. Security and Exchange Commission total compensation filings at http://www.sec.gov/answers/execomp.htm.)

(2)	Where and When to Report: You must report executive total compensation described in paragraph (b)(1) of this award term:
(i)	As part of your registration profile at https://SAM.gov
(ii)	By the end of the month following the month in which this award is made, and annually thereafter.
(c)	Reporting of Total Compensation of Subrecipient Executives:
(1)

Applicability and what to report. Unless you are exempt as provided in paragraph d. of this award term, for each first-tier subrecipient under this award, you shall report the names and total compensation of each of the subrecipients’ five most highly compensated executives for the subrecipients preceding completed fiscal year, if-

(i)	In the subrecipients preceding fiscal year, the subrecipient received-
(A)

80 percent or more of its annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance subject to the Transparency Act, as defined at 2 CFR 170.320 (and subawards); and

(B)	$25,000,000 or more in annual gross revenues from Federal procurement contracts (and subcontracts), and Federal financial assistance subject to the Transparency Act (and subawards); and
(ii)

The public does not have access to information about the compensation of the executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986. (To determine if the public has access to the compensation information, see the U.S. Security and Exchange Commission total compensation filings at http://www.sec.gov/answers/execomp.htm.)

(2)	Where and When to Report. You must report subrecipient executive total compensation described in paragraph (c)(1) of this award term:
(i)	To the Recipient:
(ii)	By the end of the month following the month during which you make the subaward. For example, if a subaward is obligated on any date during the month of October of a given year (i.e., between

Attachment 1B

October 1 and 31), you must report any required compensation information of the subrecipient by November 30 of that year.

(d)	Exemptions: If, in the previous tax year, you had gross income, from all sources, under $300,000, you are exempt from the requirements to report:
(1)	Subawards, and
(2)	The total compensation of the five most highly compensated executives of any subrecipient.
(e)	Definitions. For purposes of this award term:
(1)	“Entity” means all of the following, as defined in 2 CFR part 25:
(i)	A Governmental organization, which is a State, local government, or Indian tribe;
(ii)	A foreign public entity;
(iii)	A domestic or foreign nonprofit organization;
(iv)	A domestic or foreign for-profit organization;
(v)	A Federal agency, but only as a subrecipient under an award or subaward to a non-Federal entity.
(2)	“Executive” means officers, managing partners, or any other employees in management positions.
(3)	“Subaward”:
(i)

This term means a legal instrument to provide support for the performance of any portion of the substantive project or program for which you received this award and that you as the recipient award to an eligible subrecipient.

(ii)	The term does not include your procurement of property and services needed to carry out the project or program (for further explanation, see 2 CFR part 200, subpart F, “Audit Requirements”).
(iii)	A subaward may be provided through any legal agreement, including an agreement that you or a subrecipient considers a contract.
(4)	“Subrecipient” means an entity that:
(i)	Receives a subaward from you (the recipient) under this award; and
(ii)	Is accountable to you for the use of the Federal funds provided by the subaward.
(5)

Total compensation means the cash and noncash dollar value earned by the executive during the recipient's or subrecipients preceding fiscal year and includes the following (for more information see 17 CFR 229.402(c)(2)):

(i)	Salary and bonus.

Attachment 1B

(ii)

Awards of stock, stock options, and stock appreciation rights. Use the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with the Statement of Financial Accounting Standards No. 123 (Revised 2004) (FAS 123R), Shared Based Payments.

(iii)

Earnings for services under non-equity incentive plans. This does not include group life, health, hospitalization or medical reimbursement plans that do not discriminate in favor of executives, and are available generally to all salaried employees.

(iv)	Change in pension value. This is the change in present value of defined benefit and actuarial pension plans.
(v)	Above-market earnings on deferred compensation which is not tax-qualified.
(vi)

Other compensation, if the aggregate value of all such other compensation (e.g. severance, termination payments, value of life insurance paid on behalf of the employee, perquisites or property) for the executive exceeds $10,000.

7.02FUNDS AND MANHOUR EXPENDITURE REPORT (SEP 2005)

(a)

The Funds and Man-hour Expenditure Report shall be submitted on a quarterly basis. First submission shall commence at the close of the Recipient's monthly accounting period. One copy of the Report shall be provided to the following persons listed in the Article entitled "Administrative Responsibilities": Government Program Manager, Agreements Officer, Financial Management, and Administration Office. Report may be submitted via e-mail. This report shall contain the following:

(1)	A tabular listing of funding and man-hour expenditures inclusive of the reporting period compared to original baseline values, including to-completion estimates;
(2)	A graphical plot of planned versus actual funding expenditures to include Government and Cost Share Funding, and
(3)	A graphical plot of planned and actual percentage of work completed.
(b)

Each task, job-order, sub-task, or unit of work will be separately addressed. If schedule or milestone reporting is also a reporting requirement under the Agreement, the breakdown of work task elements should be consistent with that reporting. Attachment 5 entitled Funds and Man-hour Report is provided for use in meeting this requirement.

(c)	The report identified in paragraph (a) above, shall contain the following data elements:
(1)

Original Negotiated Agreement - A summary of all cost elements associated with the original negotiated Agreement. This is defined as the Recipient's original cost proposal, as negotiated and accepted by the Government. It is that cost as it appears on the original award document. Its elements shall contain that cost estimate breakdown by category (i.e., direct labor, burden/overhead, material/parts, travel, subsistence, fringe, General and Administrative, fee, outstanding commitments, etc.) as provided in the accepted proposal. Items and amounts specified in this entry shall remain constant on successive reports during the term of the award.

(2)

Latest Negotiated Agreement Changes - A summary of the latest negotiated Agreement changes. It shall be a recapitulation of the Original Negotiated Agreement data elements provided above reflecting all subsequent changes resulting from agreement modifications. Breakdown by category shall "none" if revised proposals have no effect.

(3)	Reporting Period Expenditures - Expenditure data for the current reporting period for the work task categories used in Original Negotiated Agreement and Latest Negotiated Agreement

Attachment 1B

Changes (as applicable), and covering man hours, funds, and the change (new orders minus fulfilled orders) in outstanding commitments.

(4)

Cumulative Expenditure to Date - Cumulative man hour, funds, and outstanding commitments expenditure data through the current reporting period for the work task categories used in Original Negotiated Agreement and Latest Negotiated Agreement Changes (as applicable). Additionally, how cumulative costs as a percentage of those costs.

(5)

Estimated Cost-to-Complete - The estimated costs required to complete the work task from the reporting date to the date of completion. This estimate shall be defined by categories as they appear in the Original Negotiated Agreement and Latest Negotiated Agreement Changes. All estimates shall be justified.

(6)

Latest Cost Estimate - An estimate of the final cost at completion of the work effort. This is derived from Cumulative Expenditure to Date and Estimated Cost-to-Complete. Deviations between the original award and/or latest negotiated award change shall be justified/explained in footnote remarks.

(d)	The Funds Expenditure Graph identified above, shall contain the following:

The graph shall be reproducible to enable periodic changes reflecting current award funding status to be entered. The graph shall portray, on a periodic basis, the planned versus actual total dollar expenditures and the percentage of the total award dollars that the expenditure represents.

(e)	The Work Completed Graph identified in paragraph (c) above, shall contain the following:
(1)

A Work Completed Graph shall reflect the percentage of work completed by the awardee through the current reporting period. The graph shall plot actual completion versus planned completion, and shall be maintained current and be fully legible and reproducible.

Distribution Statement. In addition to any other required legend, mark all data delivered under this Agreement with the distribution statement located in Article 7.007 below.

7.03RECIPIENT’S PROGRESS, STATUS AND MANAGEMENT REPORT (SEPT 2005)

The Recipient's Progress, Status, and Management Report shall be submitted on a quarterly basis. First submission shall commence at the close of the Recipient's monthly accounting period. The report can be tailored to allow Recipient's format. One copy each shall be provided to the following persons as listed in the article entitled, Administrative Responsibilities: Government Program Manager. Report may be submitted via e-mail.

This report shall contain the following:

(a)

A front cover sheet, which includes the Recipient's name and address, the agreement number, the name of the program, the date of the report, the period covered by the report, the title of the report, the security classification and the name of the issuing Government activity.

(b)	Description of the progress made against milestones during the reporting period.
(c)	Results, positive or negative, obtained related to previously identified program areas, with conclusions and recommendations.
(d)	Any significant changes to the Recipient's organization or method of operation, to the project management network, or to the milestone chart.
(e)	Problem areas affecting technical or scheduling elements, with background and any recommendations for solutions beyond the scope of the agreement.

Attachment 1B

(f)	Problem areas affecting cost elements, with background and any recommendations for solutions beyond the scope of the agreement.
(g)	Any trips and significant results.
(h)	Agreement schedule status.
(i)	Plans for activities during the following reporting period.
(j)	Name and telephone number of preparer of the report.
(k)	Appendices for any necessary tables, references, photographs, illustrations, and charts.
(l)	A Gantt chart in Microsoft Project or other available software to include:
(i)	Tasks and subtasks
(ii)	Milestones
(iii)	Equipment milestones on material delivery, payment schedule, and installation dates
(iv)	Percent of work complete for each task and subtask.
(m)	Distribution Statement. In addition to any other required legend, mark all data delivered under this agreement with the distribution statement located in Article 7.007.

7.04STRATEGIC BUSINESS PLAN (SEP 2005)

(a)

The Strategic Business Plan shall be submitted no later than 9 months after agreement award. Attachment 4 may be used as an outline for the topic areas to be addressed in the report. The report can be tailored to allow the Recipient's format. One copy of the report shall be provided to the following persons listed in the article entitled Administrative Responsibilities: Government Program Manager.

(b)

Report may be submitted via e-mail. The Recipient shall receive approval or disapproval by letter from the Air Force Program Manager within 30 days after receipt. Disapproval requires correction/resubmission within 30 days after receipt of Air Force comments. Submit reproducible on media compatible with MS-Office for Windows.

(c)

Strategic Business Plan submissions to the Government are exempt from disclosure requirements of 5 U.S.C. 552 (Freedom of Information Act - Exemption 4 thereunder) for a period of five years from the date the Department receives the information. The Recipient shall mark such information with a legend identifying the documents as being submitted on a confidential basis.

(d)	Distribution Statement: In addition to any other required legend, mark all data delivered under this agreement with the distribution statement located in Article 7.007.

7.05PROPERTY CONTROL LIST (JAN 2009)

Attachment 7, Property Control List, shall be utilized for the tracking of property under this agreement and shall be submitted quarterly to the Government Program Manager identified in Article 1.002 Administrative Responsibilities. Report may be submitted via e-mail. This list shall track:

1)	Federally owned equipment,
2)	Equipment acquired in whole or in part with Federal funds, and

Attachment 1B

3)	Equipment provided by the recipient as their non-federal share (cost share) contribution.

Distribution Statement. In addition to any other required legend, mark all data delivered under this agreement with the distribution statement located in Article 7.007.

7.06PRESENTATION MATERIAL (APR 2005)

Presentation Material shall be submitted after each briefing or review as appropriate. The maximum quantity of view graphs shall not exceed 250 per presentation. If requested, the Government may remove any Recipient insignia, trade names or symbols from presentation material. One electronic copy (via email or CD) shall be provided to the following persons as listed in the article entitled Administrative Responsibilities: Government Program Manager. Submit reproducible in a PowerPoint file on media compatible with MS- Office for Windows.

If requested, some presentation material shall include text information in sufficient detail to explain key points pertaining to the individual chart(s). The text shall include the following statement: "The publication of this material does not constitute approval by the Government of the findings or conclusion herein. Wide distribution or announcement of this material shall not be made without specific approval by the sponsoring Government activity."

Distribution Statement: In addition to any other required legend, mark all data delivered under this agreement with this distribution statement located in Article 7.007.

7.07DISTRIBUTION STATEMENT (AUG 2007)

DISTRIBUTION STATEMENT B. Distribution authorized to US Government agencies and approved DoD contractors functioning as technical advisors to the Government Title III program team. Other requests shall be referred to:

AFRL/RXM

2977 Hobson Way, Building 653

Wright-Patterson AFB, OH 45433-7739

All non-government personnel having access to data obtained/created/developed under this agreement will be required to sign non-disclosure agreement.

This statement may be used on unclassified and classified technical documents.

7.08MARKETING PLAN (JUN 2006)

(a)

The Marketing Plan shall be submitted no later than 6 months after Agreement award. The report can be tailored to allow for Recipient's desired format. Attachment 6 is provided to guide the Recipient in the level of detailed required. One copy each shall be provided to the following persons as listed in the article entitled “Administrative Responsibilities: Government Program Manager”.

(b)

The report may be submitted via e-mail. The Recipient shall receive approval or disapproval by letter from the Air Force Program Manager within 30 days after receipt. Disapproval requires correction/resubmission within 30 days after receipt of Air Force comments. Submit reproducible on media compatible with MS-Office for Windows.

(c)

Marketing Plan submissions to the Government are exempt from disclosure requirements of 5 U.S.C 552 (Freedom of Information Act - Exemption 4 thereunder) for a period of five years from the date the Department receives the information. The Recipient shall mark such information with a legend identifying the documents as being submitted on a confidential basis.

Attachment 1B

(d)	Distribution Statement: In addition to any other legend, mark all data delivered under this agreement with the distribution statement located in Article 7.007.

7.09DISCLOSURE OF INFORMATION (MAY 2005)

(a)

The Recipient shall not release to anyone outside the Recipient's organization any unclassified information, regardless of medium (e.g. film, tape, document, media announcements, etc.) pertaining to any part of this agreement or any program related to this agreement unless –

(1)	The Agreements Officer has given prior written approval; or
(2)	The information is otherwise in the public domain before the date of release.
(b)

Requests for approval shall identify the specific information to be released, the medium to be used, and the purpose for the release. The Recipient shall submit its request to the Agreements Officer at least 65 days before the proposed date for release.

(c)

The Recipient agrees to include a similar requirement in each sub-agreement under this agreement. Sub-recipients shall submit requests for authorization to release through the prime Recipient to the Agreements Officer.

8.000 ADMINISTRATIVE REQUIREMENTS FOR SUBAWARDS AND CONTRACTS (APR 2000) (TAILORED)

(a)

The recipients shall apply to each subaward the administrative requirements of 2 CFR 200 applicable to awards to universities or other nonprofit organizations and awards to state and local governments, and DoDGARs Part 34 shall be applied to for-profit entities.

(b)	Recipients awarding contracts under this agreement shall assure that contracts awarded contain, as a minimum, the provisions in Appendix A to DoDGARs Part 34.

8.01PROCUREMENT STANDARDS (AUG 2001)

The recipient will:

(a)	Follow basic principles of business intended to produce rational decisions and fair treatment in all contracts entered into under this agreement.
(b)	Comply with federal statutes, executive orders, regulations, and other legal requirements applicable to contracts entered into under this agreement.
(c)	The recipient shall comply with DoDGARS 37.705 and 32 CFR 34.31 Purchasing Standards under this TIA.

8.02CLOSEOUT (AUG 2001)

(a)	The cognizant Administrative Agreements Officer shall, at least 60 days prior to the expiration date of the award, contact the recipient to establish:
(1)	All steps needed to close out the award, including submission of financial and performance reports, liquidation of obligations, and decisions on property disposition.
(2)	A schedule for completing those steps.
(b)	The following provisions shall apply to the closeout:

Attachment 1B

(1)

The responsible Agreements Officer and payment office shall expedite completion of steps needed to close out awards and make prompt, final payments to a recipient for allowable reimbursable costs under the award being closed out.

(2)

The recipient shall promptly refund any unobligated balances of cash that the DoD Component has advanced or paid and that is not authorized to be retained by the recipient for use in other projects. For unreturned amounts that become delinquent debts see DoDGARs 22.820.

(3)	The Agreements Officer may make a settlement for any downward adjustments to the Federal share of costs after closeout reports are received.
(4)	The recipient shall account for any real property and personal property acquired with Federal funds or received from the Federal Government in accordance with the terms of the agreement.
(5)

If a final audit is required and has not been performed prior to the closeout of an award, the DoD Component shall retain the right to recover an appropriate amount after fully considering the recommendations on disallowed costs resulting from the final audit.

(c)	The closeout of an award does not affect any of the following:
(1)	The right of the Department of Defense to disallow costs and recover funds on the basis of a later audit or other review.
(2)	The obligation of the recipient to return any funds due as a result of later refunds, corrections, or other transactions.
(3)	Any specified audit requirements.
(4)	Any specified property management requirements.
(5)	Records retention as required by the agreement.
(d)

After closeout of an award, a relationship created under an award may be modified or ended in whole or in part with the consent of the Agreements Officer and the recipient, provided the responsibilities of the recipient referred to in the agreement, including those for property management as applicable, are considered and provisions made for continuing responsibilities of the recipient, as appropriate.

8.03SYSTEM FOR AWARD MANAGEMENT AND UNIVERSAL ENTITY IDENTIFIER REQUIREMENTS (APR 2022)

(a)

Requirement for System for Award Management (SAM): Unless you are exempted from this requirement under 2 CFR 25.110, you as the recipient must maintain the currency of your information in the SAM until you submit the final financial report required under this award or receive the final payment, whichever is later. This requires that you review and update the information at least annually after the initial registration, and more frequently if required by changes in your information or another award term.

(b)	Requirement for Unique Entity Identifier (UEI): If you are authorized to make subawards under this award, you:
(1)	Must notify potential subrecipients that no entity (see definition in paragraph C of this award term) may receive a subaward from you unless the entity has provided its UEI to you.
(2)	May not make a subaward to an entity unless the entity has provided its UEI to you.

Attachment 1B

(c)	Definitions: For purposes of this award term:
(1)

System for Award Management (SAM) means the Federal repository into which an entity must provide information required for the conduct of business as a recipient. Additional information about registration procedures may be found at the SAM Internet site (currently at https://SAM.gov).

(2)	Unique Entity Identifier (UEI) number means the unique identifier established and assigned by the General Services Administration (GSA) within the SAM.gov website.
(3)	Entity, as it is used in this award term, means all of the following, as defined at 2 CFR part 25, subpart C:
(i)	A Governmental organization, which is a State, local government, or Indian Tribe;
(ii)	A foreign public entity;
(iii)	A domestic or foreign nonprofit organization;
(iv)	A domestic or foreign for-profit organization; and
(v)	A Federal agency, but only as a subrecipient under an award or subaward to a non-Federal entity.
(4)	Subaward:
(i)

This term means a legal instrument to provide support for the performance of any portion of the substantive project or program for which you received this award and that you as the recipient award to an eligible subrecipient.

(ii)	The term does not include your procurement of property and services needed to carry out the project or program (for further explanation, see 2 CFR part 200, subpart F).
(iii)	A subaward may be provided through any legal agreement, including an agreement that you consider a contract.
(5)	Subrecipient means an entity that:
(i)	Receives a subaward from you under this award; and
(ii)	Is accountable to you for the use of the Federal funds provided by the subaward.

9.000 ASSURANCES (FEB 2001)

(a)	By signing or accepting funds under the agreement, the recipient assures that it will comply with applicable provisions of the following National policies on:
(1)	Prohibiting discrimination:
(i)	On the basis of race, color, or national origin, in Title VI of the Civil Rights Act of 1964 (42 U.S.C. 2000d, et seq.), as implemented by DoD regulations at 32 CFR part 195;
(ii)	On the basis of age, in the Age Discrimination Act of 1975 (42 U.S.C. 6101, et seq.) as implemented by Department of Health and Human Services regulations at 45 CFR part 90;

Attachment 1B

(iii)	On the basis of handicap, in Section 504 of the Rehabilitation Act of 1973 (29 U.S.C. 794), as implemented by Department of Justice regulations at 28 CFR part 41 and DoD regulations at 32 CFR part 56;
(2)	The Clean Air Act (42 U.S.C. 7401, et seq.) and Clean Water Act (33 U.S. 1251, et seq.), as implemented by Executive Order 11738 (3 CFR, 1971-1975 Comp., p. 799).
(b)	The recipient shall obtain assurances of compliance from contractors and recipients at lower tiers.

9.001 U.S. FLAG AIR CARRIERS (NOV 1999)

Travel supported by U.S. Government funds under this agreement shall use US-flag air carriers (air carriers holding certificates under 49 U.S.C. 41102) for international air transportation of people and property to the extent that such service is available, in accordance with the International Air Transportation Fair Competitive Practices Act of 1974 (49 U.S.C. 40118) and the interpretative guidelines issued by the Comptroller General of the United States in the March 31, 1981, amendment to Comptroller General Decision B138942. (See General Services Administration amendment to the Federal Travel Regulations, Federal Register (Vol 63, No. 219, 63417-63421.))

9.002 PROHIBITION ON USING FUNDS UNDER GRANTS AND COOPERATIVE AGREEMENTS WITH ENTITIES THAT REQUIRE CERTAIN INTERNAL CONFIDENTIALITY AGREEMENTS (JUN 2015)

(a)

The recipient may not require its employees, contractors, or subrecipients seeking to report fraud, waste, or abuse to sign or comply with internal confidentiality agreements or statements prohibiting investigative or law enforcement representative of a Federal department or agency authorized to receive such information.

(b)

The recipient must notify its employees, contractors, or subrecipients that the prohibitions and restrictions of any internal confidentiality agreements inconsistent with paragraph (a) of this award provisions are no longer in effect.

(c)

The prohibition in paragraph a of this award provision does not contravene requirements applicable to Standard Form 312, Form 4414, or any other form issued by a Federal department or agency governing the nondisclosure of classified information.

(d)	If the Government determines that the recipient is not in compliance with this award provision it:
(1)

Will prohibit the recipient's use of funds under this award, in accordance with section 743 of Division E of the Consolidated and Further Continuing Resolution Appropriations Act, 2015 (Pub. L. 113- 235) or any successor provision of law; and

(2)	May pursue other remedies available for the recipient's material failure to comply with award terms and conditions.

9.03SAFEGUARDING COVERED DEFENSE INFORMATION AND CYBER INCIDENT REPORTING (DEC 2019)

(a)Definitions. As used in this article -

Adequate security means protective measures that are commensurate with the consequences and probability of loss, misuse, or unauthorized access to, or modification of information.

Compromise means disclosure of information to unauthorized persons, or a violation of the security policy of a system, in which unauthorized intentional or unintentional disclosure, modification, destruction, or loss of an object, or the copying of information to unauthorized media may have occurred.

Attachment 1B

Recipient attributional/proprietary information means information that identifies the recipients(s), whether directly or indirectly, by the grouping of information that can be traced back to the recipient(s)

(e.g., program description, facility locations), personally identifiable information, as well as trade secrets, commercial or financial information, or other commercially sensitive information that is not customarily shared outside of the company.

Controlled technical information means technical information with military or space application that is subject to controls on the access, use, reproduction, modification, performance, display, release, disclosure, or dissemination. Controlled technical information would meet the criteria, if disseminated, for distribution statements B through F using the criteria set forth in DoD Instruction 5230.24, Distribution Statements on Technical Documents. The term does not include information that is lawfully publicly available without restrictions.

Covered recipient information system means an unclassified information system that is owned, or operated by or for, a recipient and that processes, stores, or transmits covered defense information.

Covered defense information means unclassified controlled technical information or other information, as described in the Controlled Unclassified Information (CUI) Registry

at http://www.archives.gov/cui/registry/category-list.html, that requires safeguarding or dissemination controls pursuant to and consistent with law, regulations, and Government wide policies, and is -

(1)Marked or otherwise identified in the agreement and provided to the recipient by or on behalf of DoD in support of the performance of the agreement; or

(2)Collected, developed, received, transmitted, used, or stored by or on behalf of the recipient in support of the performance of the agreement.

Cyber incident means actions taken through the use of computer networks that result in a compromise or an actual or potentially adverse effect on an information system and/or the information residing therein.

Forensic analysis means the practice of gathering, retaining, and analyzing computer-related data for investigative purposes in a manner that maintains the integrity of the data.

Information system means a discrete set of information resources organized for the collection, processing, maintenance, use, sharing, dissemination, or disposition of information.

Malicious software means computer software or firmware intended to perform an unauthorized process that will have adverse impact on the confidentiality, integrity, or availability of an information system.

This definition includes a virus, worm, Trojan horse, or other code-based entity that infects a host, as well as spyware and some forms of adware.

Media means physical devices or writing surfaces including, but is not limited to, magnetic tapes, optical disks, magnetic disks, large-scale integration memory chips, and printouts onto which covered defense information is recorded, stored, or printed within a covered recipient information system.

Operationally critical support means supplies or services designated by the Government as critical for airlift, sealift, intermodal transportation services, or logistical support that is essential to the mobilization, deployment, or sustainment of the Armed Forces in a contingency operation.

Rapidly report means within 72 hours of discovery of any cyber incident.

Technical information means technical data or computer software. Examples of technical information include research and engineering data, engineering drawings, and associated lists, specifications, standards, process sheets, manuals, technical reports, technical orders, catalog-item identifications, data sets, studies and analyses and related information, and computer software executable code and source code.

Attachment 1B

(b)Adequate security. The Recipient shall provide adequate security on all covered recipient information systems. To provide adequate security, the Recipient shall implement, at a minimum, the following information security protections:

(1)For covered recipient information systems that are part of an information technology (IT) service or system operated on behalf of the Government, the following security requirements apply:

(i)Cloud computing services shall be subject to the security requirements specified in the 48 CFR §252.239-7010, Cloud Computing Services.

(ii)Any other such IT service or system (i.e., other than cloud computing) shall be subject to the security requirements specified elsewhere in this Agreement.

(2)For covered recipient information systems that are not part of an IT service or system operated on behalf of the Government and therefore are not subject to the security requirement specified at paragraph (b)(1) of this article, the following security requirements apply:

(i)Except as provided in paragraph (b)(2)(ii) of this article, the covered recipient information system shall be subject to the security requirements in National Institute of Standards and Technology (NIST) Special Publication (SP) 800-171, “Protecting Controlled Unclassified Information in Nonfederal Information Systems and Organizations” (available via the internet at http://dx.doi.org/10.6028/NIST.SP.800-171) in effect at the time the solicitation is issued or as authorized by the Agreements officer.

(ii)

(A)The Recipient shall implement NIST SP 800-171, as soon as practical, but not later than December 31, 2017. For all agreements awarded prior to October 1, 2017, the Recipient shall notify the DoD Chief Information Officer (CIO), via email at osd.dibcsia@mail.mil, within 30 days of contract/agreement award, of any security requirements specified by NIST SP 800-171 not implemented at the time of contract or agreement award.

(B)The Recipient shall submit requests to vary from NIST SP 800-171 in writing to the Agreements officer, for consideration by the DoD CIO. The Recipient need not implement any security requirement adjudicated by an authorized representative of the DoD CIO to be nonapplicable or to have an alternative, but equally effective, security measure that may be implemented in its place.

(C)If the DoD CIO has previously adjudicated the recipient’s requests indicating that a requirement is not applicable or that an alternative security measure is equally effective, a copy of that approval shall be provided to the Agreements officer when requesting its recognition under this agreement.

(D)If the Recipient intends to use an external cloud service provider to store, process, or transmit any covered defense information in performance of this agreement, the Recipient shall require and ensure that the cloud service provider meets security requirements equivalent to those established by the Government for the Federal Risk and Authorization Management Program (FedRAMP) Moderate baseline (https://www.fedramp.gov/resources/documents/) and that the cloud service provider complies with requirements in paragraphs (c) through (g) of this article for cyber incident reporting, malicious software, media preservation and protection, access to additional information and equipment necessary for forensic analysis, and cyber incident damage assessment.

(3)Apply other information systems security measures when the Recipient reasonably determines that information systems security measures, in addition to those identified in paragraphs (b)(1) and (2) of this article, may be required to provide adequate security in a dynamic environment or to accommodate special circumstances (e.g., medical devices) and any individual, isolated, or temporary

Attachment 1B

deficiencies based on an assessed risk or vulnerability. These measures may be addressed in a system security plan.

(c)Cyber incident reporting requirement.

(1)When the Recipient discovers a cyber incident that affects a covered recipient information system or the covered defense information residing therein, or that affects the recipient’s ability to perform the requirements of the agreement that are designated as operationally critical support and identified in the agreement, the Recipient shall -

(i)Conduct a review for evidence of compromise of covered defense information, including, but not limited to, identifying compromised computers, servers, specific data, and user accounts. This review shall also include analyzing covered recipient information system(s) that were part of the cyber incident, as well as other information systems on the Recipient’s network(s), that may have been accessed as a result of the incident in order to identify compromised covered defense information, or that affect the Recipient’s ability to provide operationally critical support; and

(ii)Rapidly report cyber incidents to DoD at https://dibnet.dod.mil.

(2)Cyber incident report. The cyber incident report shall be treated as information created by or for DoD and shall include, at a minimum, the required elements at https://dibnet.dod.mil.

(3)Medium assurance certificate requirement. In order to report cyber incidents in accordance with this article, the Recipient or Subrecipients/Subcontractors shall have or acquire a DoD-approved medium assurance certificate to report cyber incidents. For information on obtaining a DoD-approved medium assurance certificate, see https://public.cyber.mil/eca/.

(d)Malicious software. When the Recipient or subrecipients/subcontractors discover and isolate malicious software in connection with a reported cyber incident, submit the malicious software to DoD Cyber Crime Center (DC3) in accordance with instructions provided by DC3 or the Agreements officer. Do not send the malicious software to the Agreements officer.

(e)Media preservation and protection. When a Recipient discovers a cyber incident has occurred, the Recipient shall preserve and protect images of all known affected information systems identified in paragraph (c)(1)(i) of this article and all relevant monitoring/packet capture data for at least 90 days from the submission of the cyber incident report to allow DoD to request the media or decline interest.

(f)Access to additional information or equipment necessary for forensic analysis. Upon request by DoD, the Recipient shall provide DoD with access to additional information or equipment that is necessary to conduct a forensic analysis.

(g)Cyber incident damage assessment activities. If DoD elects to conduct a damage assessment, the Agreements officer will request that the Recipient provide all of the damage assessment information gathered in accordance with paragraph (e) of this article.

(h)DoD safeguarding and use of recipient attributional/proprietary information. The Government shall protect against the unauthorized use or release of information obtained from the recipient (or derived from information obtained from the recipient) under this article that includes recipient attributional/proprietary information, including such information submitted in accordance with paragraph (c).To the maximum extent practicable, the Recipient shall identify and mark attributional/proprietary information. In making an authorized release of such information, the Government will implement appropriate procedures to minimize the recipient attributional/proprietary information that is included in such authorized release, seeking to include only that information that is necessary for the authorized purpose(s) for which the information is being released.

Attachment 1B

(i)Use and release of recipient attributional/proprietary information not created by or for DoD. Information that is obtained from the recipient (or derived from information obtained from the recipient) under this article that is not created by or for DoD is authorized to be released outside of DoD -

(1)To entities with missions that may be affected by such information;

(2)To entities that may be called upon to assist in the diagnosis, detection, or mitigation of cyber incidents;

(3)To Government entities that conduct counterintelligence or law enforcement investigations;

(4)For national security purposes, including cyber situational awareness and defense purposes (including with Defense Industrial Base (DIB) participants in the program at 32 CFR part 236); or

(5)To a support services contractor (“recipient”) that is directly supporting Government activities under a contract/agreement that includes 48 CFR §252.204-7009, Limitations on the Use or Disclosure of Third-Party Contractor Reported Cyber Incident Information.

(j)Use and release of recipient attributional/proprietary information created by or for

DoD. Information that is obtained from the recipient (or derived from information obtained from the recipient) under this article that is created by or for DoD (including the information submitted pursuant to paragraph (c) of this article) is authorized to be used and released outside of DoD for purposes and activities authorized by paragraph (i) of this article, and for any other lawful Government purpose or activity, subject to all applicable statutory, regulatory, and policy based restrictions on the Government's use and release of such information.

(k)The Recipient shall conduct activities under this article in accordance with applicable laws and regulations on the interception, monitoring, access, use, and disclosure of electronic communications and data.

(l)Other safeguarding or reporting requirements. The safeguarding and cyber incident reporting required by this article in no way abrogates the Recipient’s responsibility for other safeguarding or cyber incident reporting pertaining to its unclassified information systems as required by other applicable articles of this agreement, or as a result of other applicable U.S. Government statutory or regulatory requirements.

(m)Subrecipients/Subcontracts. The Recipient shall -

(1)Include this article, including this paragraph (m), to subrecipient or subcontracts or similar contractual instruments, for operationally critical support, or for which subrecipient/subcontract performance will involve covered defense information, including subcontracts for commercial items, without alteration, except to identify the parties. The Recipient shall determine if the information required for subrecipient/subcontractor performance retains its identity as covered defense information and will require protection under this article, and, if necessary, consult with the Agreements Officer; and

(2)Require subrecipients/subcontractors to -

(i)Notify the prime Recipient (or next higher-tier subrecipient/subcontractor) when submitting a request to vary from a NIST SP 800-171 security requirement to the Agreements Officer, in accordance with paragraph (b)(2)(ii)(B) of this article; and

(ii)Provide the incident report number, automatically assigned by DoD, to the prime Recipient (or next higher-tier subrecipient/subcontractor) as soon as practicable, when reporting a cyber incident to DoD as required in paragraph (c) of this article.

9.04RECIPIENT COUNTERFEIT ELECTRONIC PART DETECTION AND AVOIDANCE SYSTEM (AUG 2016)

Attachment 1B

(a)	This article applies only to recipients and agreements that are subject to Cost Accounting Standards as stated in 41 U.S.C §1502(c).
(b)	Definitions. As used in this article—

“Authorized aftermarket manufacturer” means an organization that fabricates a part under a contract or agreement with, or with the express written authority of, the original component manufacturer based on the original component manufacturer’s designs, formulas, and/or specifications.

“Authorized supplier” means a supplier, distributor, or an aftermarket manufacturer with a contractual arrangement with, or the express written authority of, the original manufacturer or current design activity to buy, stock, repackage, sell, or distribute the part.

“Contract manufacturer” means a company that produces goods under contract for another company under the label or brand name of that company.

“Contractor-approved supplier” means a supplier that does not have a contractual agreement with the original component manufacturer for a transaction, but has been identified as trustworthy by a contractor or subcontractor.

“Counterfeit electronic part” means an unlawful or unauthorized reproduction, substitution, or alteration that has been knowingly mismarked, misidentified, or otherwise misrepresented to be an authentic, unmodified electronic part from the original manufacturer, or a source with the express written authority of the original manufacturer or current design activity, including an authorized aftermarket manufacturer. Unlawful or unauthorized substitution includes used electronic parts represented as new, or the false identification of grade, serial number, lot number, date code, or performance characteristics.

“Electronic part” means an integrated circuit, a discrete electronic component (including, but not limited to, a transistor, capacitor, resistor, or diode), or a circuit assembly (section 818(f)(2) of Pub. L. 112-81).

“Obsolete electronic part” means an electronic part that is no longer available from the original manufacturer or an authorized aftermarket manufacturer.

"Original component manufacturer" means an organization that designs and/or engineers a part and is entitled to any intellectual property rights to that part.

“Original equipment manufacturer” means a company that manufactures products that it has designed from purchased components and sells those products under the company's brand name.

“Original manufacturer” means the original component manufacturer, the original equipment manufacturer, or the contract manufacturer.

“Suspect counterfeit electronic part” means an electronic part for which credible evidence (including, but not limited to, visual inspection or testing) provides reasonable doubt that the electronic part is authentic.

(c)

Acceptable counterfeit electronic part detection and avoidance system. The Awardee shall establish and maintain an acceptable counterfeit electronic part detection and avoidance system. Failure to maintain an acceptable counterfeit electronic part detection and avoidance system, as defined in this article, may result in disapproval of the purchasing system by the Agreements Officer and/or withholding of payments and affect the allowability of costs of counterfeit electronic parts or suspect counterfeit electronic parts and the cost of rework or corrective action that may be required to remedy the use or inclusion of such parts (see 48 CFR §231.205-71).

Attachment 1B

(d)	System criteria. A counterfeit electronic part detection and avoidance system shall include risk-based policies and procedures that address, at a minimum, the following areas:
(1)	The training of personnel.

(2)The inspection and testing of electronic parts, including criteria for acceptance and rejection. Tests and inspections shall be performed in accordance with accepted Government- and industry-recognized techniques. Selection of tests and inspections shall be based on minimizing risk to the Government. Determination of risk shall be based on the assessed probability of receiving a counterfeit electronic part; the probability that the inspection or test selected will detect a counterfeit electronic part; and the potential negative consequences of a counterfeit electronic part being installed (e.g., human safety, mission success) where such consequences are made known to the Awardee.

(3)	Processes to abolish counterfeit parts proliferation.
(4)

Risk-based processes that enable tracking of electronic parts from the original manufacturer to product acceptance by the Government, whether the electronic parts are supplied as discrete electronic parts or are contained in assemblies, in accordance with paragraph (c) of the clause at 252.246-7008, Sources of Electronic Parts (also see paragraph (c)(2) of this article).

(5)	Use of suppliers in accordance with the clause at 48 CFR §252.246-7008.
(6)

Reporting and quarantining of counterfeit electronic parts and suspect counterfeit electronic parts. Reporting is required to the Agreements Officer and to the Government-Industry Data Exchange Program (GIDEP) when the Awardee becomes aware of, or has reason to suspect that, any electronic part or end item, component, part, or assembly containing electronic parts purchased by the DoD, or purchased by a Recipient for delivery to, or on behalf of, the DoD, contains counterfeit electronic parts or suspect counterfeit electronic parts. Counterfeit electronic parts and suspect counterfeit electronic parts shall not be returned to the seller or otherwise returned to the supply chain until such time that the parts are determined to be authentic.

(7)	Methodologies to identify suspect counterfeit parts and to rapidly determine if a suspect counterfeit part is, in fact, counterfeit.
(8)

Design, operation, and maintenance of systems to detect and avoid counterfeit electronic parts and suspect counterfeit electronic parts. The Awardee may elect to use current Government- or industry-recognized standards to meet this requirement.

(9)

Flow down of counterfeit detection and avoidance requirements, including applicable system criteria provided herein, to subcontractors/subrecipients at all levels in the supply chain that are responsible for buying or selling electronic parts or assemblies containing electronic parts, or for performing authentication testing.

(10)

Process for keeping continually informed of current counterfeiting information and trends, including detection and avoidance techniques contained in appropriate industry standards, and using such information and techniques for continuously upgrading internal processes.

(11)	Process for screening GIDEP reports and other credible sources of counterfeiting information to avoid the purchase or use of counterfeit electronic parts.
(12)	Control of obsolete electronic parts in order to maximize the availability and use of authentic, originally designed, and qualified electronic parts throughout the product’s life cycle.
(e)	The Awardee shall include the substance of this article in subcontracts and subrecipients, including subcontracts for commercial items, for electronic parts or assemblies

Attachment 1B

containing electronic parts.

9.05PROHIBITION ON MAKING AWARDS FOR CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT (AUG 2020)

(a)	Definitions. As used in this article—

Backhaul means intermediate links between the core network, or backbone network, and the small subnetworks at the edge of the network (e.g., connecting cell phones/towers to the core telephone network). Backhaul can be wireless (e.g., microwave) or wired (e.g., fiber optic, coaxial cable, Ethernet).

Covered foreign country means The People's Republic of China.

Covered telecommunications equipment or services means—

(1)	Telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities);
(2)

For the purpose of public safety, security of Government facilities, physical security surveillance of critical infrastructure, and other national security purposes, video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities);

(3)	Telecommunications or video surveillance services provided by such entities or using such equipment; or
(4)

Telecommunications or video surveillance equipment or services produced or provided by an entity that the Secretary of Defense, in consultation with the Director of National Intelligence or the Director of the Federal Bureau of Investigation, reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country.

Critical technology means—

(1)

Defense articles or defense services included on the United States Munitions List set forth in the International Traffic in Arms Regulations under subchapter M of chapter I of title 22, Code of Federal Regulations;

(2)

Items included on the Commerce Control List set forth in Supplement No. 1 to part 774 of the Export Administration Regulations under subchapter C of chapter VII of title 15, Code of Federal Regulations, and controlled—

(i)	Pursuant to multilateral regimes, including for reasons relating to national security, chemical and biological weapons proliferation, nuclear nonproliferation, or missile technology; or
(ii)	For reasons relating to regional stability or surreptitious listening;
(3)

Specially designed and prepared nuclear equipment, parts and components, materials, software, and technology covered by part 810 of title 10, Code of Federal Regulations (relating to assistance to foreign atomic energy activities);

(4)	Nuclear facilities, equipment, and material covered by part 110 of title 10, Code of Federal Regulations (relating to export and import of nuclear equipment and material);

Attachment 1B

(5)	Select agents and toxins covered by part 331 of title 7, Code of Federal Regulations, part 121 of title 9 of such Code, or part 73 of title 42 of such Code; or
(6)	Emerging and foundational technologies controlled pursuant to section 1758 of the Export Control Reform Act of 2018 (50 U.S.C. 4817).

Interconnection arrangements means arrangements governing the physical connection of two or more networks to allow the use of another's network to hand off traffic where it is ultimately delivered (e.g., connection of a customer of telephone provider A to a customer of telephone company B) or sharing data and other information resources.

Reasonable inquiry means an inquiry designed to uncover any information in the entity's possession about the identity of the producer or provider of covered telecommunications equipment or services used by the entity that excludes the need to include an internal or third-party audit.

Roaming means cellular communications services (e.g., voice, video, data) received from a visited network when unable to connect to the facilities of the home network either because signal coverage is too weak or because traffic is too high.

Substantial or essential component means any component necessary for the proper function or performance of a piece of equipment, system, or service.

(b)	Prohibition.
(1)

Section 889(a)(1)(A) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2019, from procuring or obtaining, or extending or renewing an award to procure or obtain, any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. The Recipient is prohibited from providing to the Government any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this article applies or the covered telecommunication equipment or services are covered by a waiver by the Secretary of the Air Force in consultation with the Office of the Director of National Intelligence (ODNI).

(2)

Section 889(a)(1)(B) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2020, from entering into an award, or extending or renewing an award, with an entity that uses any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this article applies or the covered telecommunication equipment or services are covered by a waiver by the Secretary of the Air Force in consultation with the Office of the Director of National Intelligence (ODNI). This prohibition applies to the use of covered telecommunications equipment or services, regardless of whether that use is in performance of work under a Federal award.

(c)	Exceptions. This article does not prohibit Recipients from providing—
(1)	A service that connects to the facilities of a third-party, such as backhaul, roaming, or interconnection arrangements; or
(2)	Telecommunications equipment that cannot route or redirect user data traffic or permit visibility into any user data or packets that such equipment transmits or otherwise handles.
(d)	Reporting requirement.

(1)

In the event the Recipient identifies covered telecommunications equipment or services used as a substantial or essential component of any system, or as critical technology as part of any system, during award performance, or the Recipient is notified of such by a subrecipient at any tier or by any other source, the Recipient shall report the information in paragraph (d)(2) of this article to the Agreements Officer, unless elsewhere in this award are established procedures for reporting the information; in the case of the Department of Defense, the Recipient shall report to the website at https://dibnet.dod.mil. For indefinite delivery agreements, the Recipient shall report to the Agreements Officer for the indefinite delivery agreement and the Agreements Officer(s) for any affected order or, in the case of the Department of Defense, identify both the indefinite delivery award and any affected orders in the report provided at https://dibnet.dod.mil.

(2)	The Recipient shall report the following information pursuant to paragraph (d)(1) of this article:
(i)

Within one business day from the date of such identification or notification: The award number; the order number(s), if applicable; supplier name; supplier unique entity identifier (if known); supplier Commercial and Government Entity (CAGE) code (if known); brand; model number (original equipment manufacturer number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended.

(ii)

Within 10 business days of submitting the information in paragraph (d)(2)(i) of this article: Any further available information about mitigation actions undertaken or recommended. In addition, the Recipient shall describe the efforts it undertook to prevent use or submission of covered telecommunications equipment or services, and any additional efforts that will be incorporated to prevent future use or submission of covered telecommunications equipment or services.

(e)

Subawards. The Recipient shall insert the substance of this article, including this paragraph (e) and excluding paragraph (b)(2), in all subawards and other contractual instruments, including awards for the acquisition of commercial items.

(End of Articles)